Execution Version $2,500,000,000 CREDIT AGREEMENT Dated as of October 6, 2022 among COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, as the Borrower, COGNIZANT WORLDWIDE LIMITED, as a Designated Borrower, The Additional Designated Borrowers from Time to Time Parties Hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, The Other Lenders Party Hereto, BANK OF AMERICA, N.A., BNP PARIBAS SECURITIES CORP., TD BANK, N.A. and TRUIST BANK as Syndication Agents, and BANK OF NOVA SCOTIA, HSBC BANK USA, N.A., PNC BANK, NATIONAL ASSOCIATION, RBC CAPITAL MARKETS,1 STANDARD CHARTERED BANK and U.S. BANK NATIONAL ASSOCIATION as Documentation Agents and BANK OF CHINA, CITIGROUP GLOBAL MARKETS INC., CITIZENS BANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, BANCO SANTANDER, S.A., NEW YORK BRANCH, SOCIETE GENERALE, THE BANK OF NEW YORK MELLON, THE HUNTINGTON NATIONAL BANK and as Senior Managing Agents JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., BNP PARIBAS SECURITIES CORP., TD BANK, N.A. and TRUIST SECURITIES, INC. as Joint Lead Arrangers and Joint Bookrunners 1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates. Exhibit 10.1

TABLE OF CONTENTS

Section		Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	35
1.03	Accounting Terms	36
1.04	Rounding	37
1.05	Times of Day	37
1.06	Limited Condition Acquisitions	37
1.07	Interest Rates; Benchmark Notification	38
1.08	Divisions	38
1.09	Exchange Rates; Currency Equivalents	38
1.10	Letter of Credit Amounts	39
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		39
2.01	Commitments	39
2.02	Borrowings, Conversions and Continuations of Loans	39
2.03	Prepayments	41
2.04	Termination or Reduction of Commitments	42
2.05	Repayment of Loans	43
2.06	Interest	43
2.07	Fees	44
2.08	Computation of Interest and Fees	45
2.09	Evidence of Debt	45
2.10	Payments Generally; Administrative Agent's Clawback	46
2.11	Sharing of Payments by Lenders	48
2.12	Increase in Commitments	48
2.13	Swingline Loans	49
2.14	Procedure for Swingline Borrowing; Refunding of Swingline Loans	50
2.15	Letters of Credit	51
2.16	Defaulting Lenders	56
2.17	Extension of Maturity Date	57
2.18	Determination of Dollar Amounts	58
2.19	Judgment Currency	59
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		59
3.01	Taxes	59
3.02	Illegality	66
3.03	Alternate Rate of Interest	67
3.04	Increased Costs	70
3.05	Compensation for Losses	71
3.06	Mitigation Obligations; Replacement of Lenders	72

- i -

TABLE OF CONTENTS (continued) - ii - 3.07 Survival ............................................................................................................................. 72 3.08 Issuing Banks .................................................................................................................... 72 ARTICLE IV. CONDITIONS PRECEDENT ............................................................................................ 72 4.01 Conditions of Closing ....................................................................................................... 72 4.02 Conditions to all Borrowings after the Closing Date ........................................................ 74 4.03 Conditions to Initial Borrowings by each Designated Borrower ...................................... 75 ARTICLE V. REPRESENTATIONS AND WARRANTIES .................................................................... 76 5.01 Existence, Qualification and Power .................................................................................. 76 5.02 Authorization; No Contravention ..................................................................................... 76 5.03 Governmental Authorization; Other Consents .................................................................. 76 5.04 Binding Effect ................................................................................................................... 76 5.05 Financial Statements; No Material Adverse Effect; Beneficial Ownership ...................... 76 5.06 Litigation ........................................................................................................................... 77 5.07 Taxes ................................................................................................................................. 77 5.08 ERISA Compliance ........................................................................................................... 77 5.09 Margin Regulations; Investment Company Act................................................................ 77 5.10 Anti-Corruption Laws and Sanctions ................................................................................ 78 ARTICLE VI. AFFIRMATIVE COVENANTS ........................................................................................ 78 6.01 Financial Statements ......................................................................................................... 78 6.02 Certificates; Other Information ......................................................................................... 79 6.03 Notices .............................................................................................................................. 79 6.04 Payment of Taxes .............................................................................................................. 80 6.05 Preservation of Existence, Etc. ......................................................................................... 80 6.06 Maintenance of Property ................................................................................................... 80 6.07 Maintenance of Insurance ................................................................................................. 80 6.08 Compliance with Laws ..................................................................................................... 80 6.09 Books and Records ........................................................................................................... 80 6.10 Use of Proceeds ................................................................................................................ 81 6.11 Ownership of Designated Borrowers ................................................................................ 81 6.12 Inspection Rights .............................................................................................................. 81 ARTICLE VII. NEGATIVE COVENANTS .............................................................................................. 81 7.01 Liens ................................................................................................................................. 81 7.02 Fundamental Changes; Acquisitions ................................................................................. 84 7.03 Accounting Changes ......................................................................................................... 84 7.04 Subsidiary Indebtedness ................................................................................................... 84 7.05 Transactions with Affiliates .............................................................................................. 85 7.06 Financial Covenant ........................................................................................................... 85 ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES ................................................................... 85 8.01 Events of Default .............................................................................................................. 85 8.02 Remedies Upon Event of Default ..................................................................................... 87

TABLE OF CONTENTS (continued) - iii - 8.03 Application of Funds ........................................................................................................ 87 ARTICLE IX. ADMINISTRATIVE AGENT ............................................................................................ 88 9.01 Appointment and Authority .............................................................................................. 88 9.02 Rights as a Lender ............................................................................................................. 88 9.03 Exculpatory Provisions ..................................................................................................... 88 9.04 Reliance by Administrative Agent .................................................................................... 89 9.05 Delegation of Duties ......................................................................................................... 89 9.06 Resignation of Administrative Agent ............................................................................... 89 9.07 Non-Reliance on Administrative Agent and Other Lenders ............................................. 90 9.08 No Other Duties, Etc ......................................................................................................... 90 9.09 Certain ERISA Matters ..................................................................................................... 90 9.10 Acknowledgements of Lenders and Issuing Banks .......................................................... 92 ARTICLE X. GUARANTY ....................................................................................................................... 94 10.01 Guarantee .......................................................................................................................... 94 10.02 No Subrogation ................................................................................................................. 94 10.03 Amendments, etc. with respect to the Obligations of each Designated Borrower ............ 94 10.04 Guarantee Absolute and Unconditional ............................................................................ 95 10.05 Reinstatement .................................................................................................................... 96 10.06 Payments ........................................................................................................................... 96 10.07 Independent Obligations. .................................................................................................. 96 ARTICLE XI. MISCELLANEOUS ........................................................................................................... 96 11.01 Amendments, Etc. ............................................................................................................. 96 11.02 Notices; Effectiveness; Electronic Communication ......................................................... 97 11.03 No Waiver; Cumulative Remedies ................................................................................... 99 11.04 Expenses; Indemnity; Damage Waiver ............................................................................. 99 11.05 Payments Set Aside ........................................................................................................ 101 11.06 Successors and Assigns .................................................................................................. 101 11.07 Treatment of Certain Information; Confidentiality ......................................................... 105 11.08 Right of Setoff ................................................................................................................ 106 11.09 Interest Rate Limitation .................................................................................................. 106 11.10 Counterparts; Integration; Effectiveness ......................................................................... 106 11.11 Survival ........................................................................................................................... 107 11.12 Severability ..................................................................................................................... 108 11.13 Replacement of Lenders ................................................................................................. 108 11.14 Governing Law; Jurisdiction; Etc ................................................................................... 108 11.15 Waiver of Jury Trial ........................................................................................................ 109 11.16 No Advisory or Fiduciary Responsibility ....................................................................... 109 11.17 USA PATRIOT Act Notice ............................................................................................ 110 11.18 Termination of Joinder Agreements ............................................................................... 110 11.19 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ................. 111 11.20 Acknowledgement Regarding Any Supported QFCs ..................................................... 111

TABLE OF CONTENTS (continued) - iv -

- v - SCHEDULES 2.01 Commitments and Applicable Percentages 2.15 Existing Letters of Credit 7.01 Existing Liens 7.04 Existing Indebtedness 11.02 Administrative Agent’s Office; Certain Addresses for Notices EXHIBITS Form of A Loan Notice B Note C Compliance Certificate D Assignment and Assumption E U.S. Tax Compliance Certificate F Joinder Agreement

CREDIT AGREEMENT This CREDIT AGREEMENT (“Agreement”) is entered into as of October 6, 2022, among COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation (the “Borrower”), COGNIZANT WORLDWIDE LIMITED, a company incorporated in England and Wales with registered number 7195160 (“CWL”), as a Designated Borrower, the additional Designated Borrowers from time to time parties hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent. The Borrower has requested that the Lenders provide a term loan facility and a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in U.S. Dollars. “ABR Loan” means a Loan that bears interest based on the ABR. Each Swingline Loan shall be an ABR Loan. “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Borrower). “Actual Knowledge” means, with respect to any information or event, that a Responsible Officer of the Borrower has actual knowledge of such information or event. “Adjusted AUD Rate” means, with respect to any Loan denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the AUD Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted CDOR Rate” means, with respect to any Loan denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) the CDOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326%, (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum

2 equal to (a) the Daily Simple RFR for Swiss Francs, plus (b) -0.0571%, (iii) with respect to any RFR Borrowing denominated in Singapore Dollars, an interest rate per annum equal to the Daily Simple RFR for Singapore Dollars and (iv) with respect to any RFR Borrowing denominated in U.S. Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for U.S. Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Parties” has the meaning specified in Section 11.02(c). “Aggregate Commitments” means the Commitments of all the Lenders. “Agreed Currencies” means U.S. Dollars and each Foreign Currency. “Agreement” means this Credit Agreement. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.0% and (c) the Adjusted

3 Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement. “Ancillary Document” has the meaning assigned to it in Section11.10. “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption. “Applicable Jurisdiction” has the meaning specified in Section 11.04(a). “Applicable Margin” means, for any day, if at any time the Borrower has received Index Debt Ratings from either of S&P and Moody’s, with respect to any ABR Loan, Term Benchmark Loan or RFR Loan of any Class, or with respect to the Commitment Fees payable hereunder, as the case may be, shall be the applicable rate per annum set forth below under the caption “Applicable Margin (Term Benchmark Loans / RFR Loans)”, “Applicable Margin (ABR Loans)” or “Commitment Fee Rate”, as the case may be, based upon the Index Debt Rating by S&P and/or Moody’s, respectively, applicable on such date as set forth below under the caption “Ratings Level” (each such level set forth below, a “Ratings Level”): Applicable Margin if Borrower has an Index Debt Rating: Ratings Level Applicable Margin (Term Benchmark Loans / RFR Loans) Applicable Margin ABR Loans Commitment Fee Rate Ratings Level I Index Debt Ratings of at least A+ by S&P/A1 by Moody’s 0.75% 0.00% 0.05% Ratings Level II Index Debt Ratings of at least A by S&P/A2 by Moody’s and not Ratings Level I 0.875% 0.00% 0.07% Ratings Level III 1.00% 0.00% 0.09%

4 Ratings Level Applicable Margin (Term Benchmark Loans / RFR Loans) Applicable Margin ABR Loans Commitment Fee Rate Index Debt Ratings of at least A- by S&P/A3 by Moody’s and not Ratings Level I or II Ratings Level IV Index Debt Ratings below Ratings Level III 1.125% 0.00% 0.125% For purposes of the foregoing, (i) in the event that Index Debt Ratings are provided by Moody’s and S&P and such ratings shall fall within the same Ratings Level, the Applicable Margin shall be based upon such Ratings Level, (ii) in the event that Index Debt Ratings are provided by Moody’s and S&P and such ratings shall fall within different Ratings Levels, the Applicable Margin shall be based on the Ratings Level of the higher of the two ratings unless one of the two ratings is two or more Ratings Levels lower than the other, in which case the Applicable Margin shall be based on the Ratings Level immediately below the Ratings Level of the higher of the two ratings; (iii) in the event that an Index Debt Rating is provided only by one of Moody’s and S&P, the Applicable Margin shall be based on the Ratings Level of such rating; (iv) if at any time the Borrower does not have an Index Debt Rating from any of S&P and Moody’s, the Applicable Margin shall be pursuant to the pricing grid below; and (v) if the Index Debt Rating established by a rating agency shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.02 or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any of the rating agencies shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.

5 Applicable Margin if Borrower does not have an Index Debt Rating: Level Applicable Margin (Term Benchmark Rate / RFR Rate) ABR Rate Commitment Fee Rate Level I Leverage Ratio of less than or equal to 1.0x 0.875% 0.00% 0.07% Level II Leverage Ratio of greater than 1.0x and less than or equal to 2.0x 1.00% 0.00% 0.09% Level III Leverage Ratio of greater than 2.0x 1.125% 0.00% 0.125% For purposes of the foregoing, (A) the Leverage Ratio shall be calculated on a pro forma basis as of the end of each fiscal quarter of the Borrower following the delivery of the Compliance Certificate for such fiscal quarter and (B) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (x) upon notice thereof from the Administrative Agent to the Borrower, the Leverage Ratio shall be deemed to be Level III if the Borrower fails to deliver any such Compliance Certificate during the period from the date that is five Business Days after the expiration of the time for delivery thereof until such Compliance Certificate is delivered (y) the Leverage Ratio shall be deemed to be Level I until the delivery of a Compliance Certificate for the fiscal quarter ended September 30, 2022. “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time; provided that in the case of Section 2.16 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. “Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

6 “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arrangers” means JPMorgan Chase Bank, N.A., Bank of America, N.A., BNP Paribas Securities Corp., TD Bank, N.A. and Truist Securities, Inc. “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent (and the Borrower, in the case that the Borrower’s consent is required hereunder), in substantially the form of Exhibit D or any other form approved by the Administrative Agent and the Borrower. “Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP. “AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate at approximately 11:00 A.M., Sydney, Australia time, two Business Days prior to the beginning of such Interest Period. “AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian Dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period. If the AUD Screen Rate shall be less than the Floor, the AUD Screen Rate shall be deemed to be the Floor for purposes of this Agreement. “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto. “Australian Dollars” means the lawful currency of Australia. “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.04, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.03.

7 “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Levy” means any amount payable by any Lender or any of its Affiliates on the basis of or in relation to its balance sheet or capital base or any part of it or its liabilities or minimum regulatory capital or any combination thereof, including the UK bank levy as set out in the United Kingdom’s Finance Act 2011 (as amended), the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Code Général des impôts, the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out by Article 235 ter ZE bis of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Swedish bank levy as set out in the Swedish Act on State Support to Credit Institutions (Sw. lag (2008:814) (lag om statligt stöd till kreditinstitut)), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012 and/or any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose. “Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below: (1) in the case of any Loan denominated in U.S. Dollars, the Adjusted Daily Simple RFR for Dollars; (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

8 If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in U.S. Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark

9 Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

10 “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the Lender to the Borrower and the Administrative Agent. “Borrower Materials” means materials and/or information made available to the Lenders by the Administrative Agent or provided by or on behalf of the Borrower under this Agreement. “Borrowing” means a borrowing consisting of (a) the Term Loans made by each of the Lenders pursuant to Section 2.01, (b) simultaneous Revolving Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01 or (c) Swingline Loans. “Business Day” means, any day (other than a Saturday or a Sunday) on which commercial banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which commercial banks are open for business in Japan, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day, (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day, (e) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CDOR or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which commercial banks are open for business in Canada and (f) in relation to Loans in other Foreign Currencies, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in the applicable Foreign Currency in the principal financial center of such Foreign Currency. “Canadian Dollars” means the lawful currency of Canada. “Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to

11 time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1.0% per annum; provided, that if any the above rates shall be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR, respectively. “CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate, the Japanese Prime Rate or the Canadian Prime Rate. “CBR Spread” means the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan. “CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate at approximately 11:00 A.M., Toronto, Ontario time, two Business Days prior to the beginning of such Interest Period. “CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian Dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. (Toronto time) on the first day of such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:15 a.m. (Toronto time) to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if the CDOR Screen Rate shall be less than Floor, such rate shall be deemed to be Floor for purposes of this Agreement. “Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor. “Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Pounds

12 Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Pounds Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period and (d) any other Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month. “Change in Law” means the occurrence, after the date of this Agreement or, with respect to any Issuing Bank or Lender, such later date on which such Issuing Bank or Lender becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel IV, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means an event or series of events by which: any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d- 3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis. “Class” means (a) when used in reference to any Loan, refers to whether such Loan is a Term Loan, Revolving Loan or Swingline Loan and (b) when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment or a Revolving Commitment. “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Commitment Fee” has the meaning specified in Section 2.07(a).

13 “Commitments” means the Term Commitments and the Revolving Commitments. “Compliance Certificate” means a certificate substantially in the form of Exhibit C. “Computation Date” has the meaning specified in Section 2.18. “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) non-recurring or unusual expenses, charges or losses, (v) fees, costs, expenses, premiums, penalties or other losses incurred in connection with (A) any acquisition, including, without limitation, acquisition-related retention bonuses and changes in the fair value of contingent consideration liabilities, (B) any restructuring, recapitalization, or investment outside of the ordinary course of the Borrower’s business and (C) any refinancing transaction or modification or amendment of any debt instrument (including, in the case of subclauses (A) through and (C), any transaction undertaken but not completed), provided that the aggregate amount added back pursuant to this clause (v) together with amounts added back pursuant to clause (xiii)(B) below for any four quarter period shall not exceed 10% of Consolidated EBITDA for such period (with such calculation being made prior to giving effect to any such addbacks pursuant to clause (v) or (xiii)(B)), (vi) [reserved], (vii) fees, costs, expenses, premiums or penalties incurred in connection with (A) any asset sale or other disposition outside of the ordinary course of the Borrower’s business and/or (B) any issuance of equity interests by the Borrower or any issuance, incurrence or repayment of any Indebtedness by the Borrower or its Subsidiaries (including, in the case of subclauses (A) and (B), any transaction undertaken but not completed), (viii) net non-operating foreign currency exchange losses, if any (including gains or losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes), (ix) losses from discontinued operations, (x) stock-based compensation expenses, (xi) [reserved]; (xii) fees, costs and expenses incurred in connection with any litigation, judgment or settlement for any action, suit or proceeding in any court or before any arbitrator or Governmental Authority; and (xiii) (A) goodwill and intangible asset impairment charges and (B) fixed asset impairment charges, provided that the aggregate amount added back pursuant to this clause (xiii)(B) together with amounts added back pursuant to clause (v) above for any four quarter period shall not exceed 10% of Consolidated EBITDA for such period (with such calculation being made prior to giving effect to any such addbacks pursuant to clause (v) or (xiii)(B)); minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax benefits (to the extent not netted from tax expense), (3) non-recurring or unusual income or gains, (4) net non-operating foreign currency exchange gains, if any (including gains or losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes), and (5) gains from discontinued operations, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis. “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period. “Consolidated Net Tangible Assets” means total assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts of the Borrower and its Subsidiaries under GAAP) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Borrower and its consolidated Subsidiaries and computed in accordance with GAAP. “Contract Currency” has the meaning specified in Section 2.15(b).

14 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 9.18 . “Credit Party” means the Administrative Agent, each Lender, each Issuing Bank or each Swingline Lender. “CTA” means the United Kingdom Corporation Tax Act 2009. “CWL” has the meaning specified in the introductory paragraph hereto. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day, (iii) Singapore Dollars, SORA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day and (iv) U.S. Dollars, Daily Simple SOFR. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, administration, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

15 “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means, with respect to the Obligations, an interest rate equal to (i) the ABR plus (ii) the Applicable Margin, if any, applicable to ABR Loans plus (iii) 2% per annum; provided, however, that with respect to a Term Benchmark Loan or RFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after written request by a Credit Party, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to such Credit Party and the Administrative Agent, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Designated Borrower” means (i) CWL and (ii) each Subsidiary of the Borrower that becomes a party hereto pursuant to Section 4.03, in each case, until such time as the Borrower notifies the Administrative Agent in writing that it wishes to terminate such Subsidiary’s designation as a Designated Borrower, so long as, on the effective date of such termination, all Obligations of such Designated Borrower hereunder shall have been paid in full. “Designated Borrower Closing Date” means, with respect to each Designated Borrower, the date on which the conditions precedent set forth in Section 4.03 shall have been satisfied in respect of such Designated Borrower. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer

16 or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Lenders” means (i) those Persons who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower from time to time and (ii) any Person (other than any bona fide debt investment funds) that is either readily identifiable from the name of such Person as an Affiliate of any Person described in the forgoing clause (i) or identified in writing by the Borrower from time to time as being an Affiliate of any Person described in the forgoing clause (i); provided that no permitted supplement or modification to the list of Disqualified Lenders shall apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or Commitments. “Documentation Agents” means Bank of Nova Scotia, HSBC Bank USA, N.A., PNC Bank, National Association, RBC Capital Markets, Standard Chartered Bank and U.S. Bank National Association. “Dollar Amount” of any currency at any date means (a) if such currency is U.S. Dollars, the amount of such currency, or (b) if such currency is a Foreign Currency, the equivalent in such currency of U.S. Dollars, calculated on the basis of the Exchange Rate for such currency on or as of the most recent Computation Date provided for in Section 2.18. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). “Equivalent Amount” of any currency with respect to any amount of U.S. Dollars at any date means the equivalent in such currency of such amount of U.S. Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(a)(14)

17 of ERISA or, for purposes of provisions relating to Section 412 of the Code, Section 414(m) or (o) of the Code. “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by the Borrower of any liability with respect to a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA, respectively) by the Borrower or any ERISA Affiliate from a Multiemployer Plan or the receipt by the Borrower of any notification that a Multiemployer Plan is or is expected to be insolvent within the meaning of Title IV of ERISA; (d) the filing of a notice by the plan administrator of the intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate under Section 4042 of ERISA, any Pension Plan or Multiemployer Plan; (e) the imposition of any Lien on the assets of the Borrower pursuant to Section 430(k) of the Code or Section 303 of ERISA; or (f) the institution of a proceeding by a fiduciary of any Pension Plan or Multiemployer Plan to enforce Section 515 or 4219(c)(5) of ERISA which is not dismissed within 30 days. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Euro” means the single currency of the Participating Member States. “EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period. “EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. “Event of Default” has the meaning specified in Section 8.01. “Exchange Act” means the Securities Exchange Act of 1934. “Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into U.S. Dollars, last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination (upon written request on the date of determination, in each instance, the Administrative Agent shall endeavor to deliver to the Borrower a confirmation of such Reuters source) or if such services ceases to be available or ceases to provide a rate of exchange for purchase of U.S. Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (upon written request on the date of determination, in each instance, the Administrative Agent shall endeavor to deliver to the Borrower a confirmation of such

18 other service) or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using any method of determination it deems appropriate to determine such rate (upon written request on the date of determination, in each instance, the Administrative Agent shall endeavor to deliver to the Borrower of a notice setting forth the basis for such determination), in its sole discretion. “Excluded Earnout” means any obligations of the Borrower or any Subsidiary to pay additional consideration in connection with any Acquisition, if such additional consideration is payable (i) in capital stock or other equity interests or (ii) in cash or in capital stock or other equity interests (at the option of the Borrower or such Subsidiary). “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Designated Borrower hereunder: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) imposed as a result of a present or former connection with the jurisdiction imposing such Taxes (other than a connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction in accordance with the terms of this Agreement or any other Loan Document); (b) in the case of an Administrative Agent or a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Administrative Agent or Lender pursuant to Laws in effect at the time (i) such Administrative Agent or Lender (other than an assignee pursuant to a request by the Borrower or any Designated Borrower under Section 11.13) becomes a party hereto or (ii) in the case of any Lender, such Lender designates a new Lending Office, except in each case to the extent that such Administrative Agent or Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower or any Designated Borrower with respect to such withholding Tax pursuant to Section 3.01(a); (c) in the case of a Lender who is an assignee (other than an assignee pursuant to a request by the Borrower or any Designated Borrower under Section 11.13) of a Loan made to a Designated Borrower, any withholding Tax that is imposed on amounts payable to or for the account of such Lender by such Designated Borrower pursuant to Laws in effect at the time such Lender becomes a party hereto, except to the extent that such Lender’s assignor was entitled at such time to receive additional amounts from such Designated Borrower with respect to such withholding Tax pursuant to Section 3.01(a); (d) any Taxes attributable to the Administrative Agent’s or a Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e) or Section 3.01(h); and (e) any federal withholding Taxes imposed pursuant to FATCA. “Existing Credit Agreement” means that certain Credit Agreement dated as of November 6, 2018 (as amended on December 23, 2021), among the Borrower, the Designated Borrower party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. “Existing Indebtedness” has the meaning specified in Section 7.04(b). “Existing Letter of Credit” means each of the Letters of Credit set forth on Schedule 2.15. “Existing Maturity Date” has the meaning specified in Section 2.17(a). “Extending Lender” has the meaning specified in Section 2.17(b). “Extension Request” has the meaning specified in Section 2.17(a).

19 “FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b) of the Code, and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.0%, such rate shall be deemed to be 0.0% for the purposes of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted AUD Rate, Adjusted CDOR Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate, the Canadian Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted AUD Rate, Adjusted CDOR Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate, the Canadian Prime Rate or the Central Bank Rate shall be 0.0%. “Foreign Currencies” means (a) Euro, (b) Pounds Sterling, (c) Swiss Francs, (d) Canadian Dollars, (e) Yen, (f) Australian Dollars, (g) Singapore Dollars and (h) each other lawful currency that is readily available and freely transferable and convertible into U.S. Dollars that is reasonably acceptable to the Administrative Agent and Lenders and, in the case of a Letter of Credit, the applicable Issuing Bank. “Foreign Currency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by it, in the case of the Administrative Agent by notice to the Borrower, each Designated Borrower and each Lender. “Foreign Lender” means, as to the Borrower or any Designated Borrower, any Lender that is a resident for applicable tax purposes in, or organized under the laws of, a jurisdiction other than that in which the Borrower or such Designated Borrower, as the case may be, is resident for applicable tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

20 Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or contingent or inchoate indemnity obligations in effect on the Closing Date or entered into in connection with any Acquisition or Disposition (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme. “Increase Effective Date” has the meaning specified in Section 2.12(d). “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money, including that evidenced by bonds, debentures, notes, loan agreements or other similar instruments (for the avoidance of doubt, other than any obligations related to Swap Contracts, contingent obligations and other obligations covered elsewhere in this definition); (b) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than in the ordinary course of business and other than any Excluded Earnout); (e) indebtedness secured by a Lien on property owned by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) Attributable Indebtedness in respect of capital leases; and (g) all Guarantees of such Person in respect of any of the foregoing. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

21 “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or a Designated Borrower hereunder or under any other Loan Document and (b) Other Taxes, in each case excluding any Bank Levy (or any payment attributable to a Bank Levy). “Indemnitees” has the meaning specified in Section 11.04(b). “Index Debt Rating” means, for Moody’s or S&P, its public rating for senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement or, if no such rating is available, (x) its public corporate family rating of the Borrower (in the case of Moody’s) or (y) its public corporate rating of the Borrower (in the case of S&P). “Information” has the meaning specified in Section 11.07. “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding Business Day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last Business Day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swingline Loan, the Business Day that such Loan is required to be repaid and the Maturity Date. “Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in such Loan Notice and (iv) no Interest Period shall extend beyond the applicable Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “IRS” means the United States Internal Revenue Service. “Issuing Bank” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., BNP Paribas, TD Bank, N.A., Truist Bank, Royal Bank of Canada (solely with respect to the Existing Letter of Credit) and other financial institutions selected by the Arrangers in consultation with the Borrower, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.15(i); provided that no Lender shall be required to become an Issuing Bank unless such Lender consents in writing. An Issuing Bank may arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank acceptable to the Borrower, in which case the term “Issuing Bank” shall

22 include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each Issuing Bank hereunder shall only be obligated to issue Letters of Credit in an aggregate stated amount not to exceed the amount set forth opposite the name of such Issuing Bank on Schedule 2.01. Notwithstanding anything herein to the contrary, no Issuing Bank or any of its branches or Affiliates shall be required to issue any commercial letters of credit hereunder. “ITA” means the United Kingdom Income Tax Act 2007. “Japanese Prime Rate” means for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor. “Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month. “Joinder Agreement” means a joinder agreement entered into by a Designated Borrower in substantially the form of Exhibit F or any other form approved by the Administrative Agent and the Borrower. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower and the applicable Designated Borrowers at such time. The LC Exposure of any Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time. “LCA Election” has the meaning specified in Section 1.06. “LCA Test Date” has the meaning specified in Section 1.06. “Lender” has the meaning specified in the introductory paragraph hereto. Unless the context otherwise requires, the term “Lender” includes the Swingline Lenders and the Issuing Banks. “Lender-Related Person” means the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons.

23 “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent. “Letter of Credit” means any letter of credit issued pursuant to this Agreement. “Leverage Ratio” means, as of any date of determination, the ratio of (a) without duplication, the principal amount of (x) all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (a) of the definition of “Indebtedness” set forth herein (excluding any intercompany obligations) and (y) unreimbursed letters of credit, in each case, on such date, to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination. “Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). “Limited Condition Acquisition” means any Acquisition by the Borrower or one or more of its Subsidiaries that is permitted hereunder and for which the consummation thereof is not conditioned on the availability of, or on obtaining, third-party financing. “Loan” means an extension of credit by a Lender to the Borrower or any Designated Borrower under Article II of this Agreement. For the avoidance of doubt, the Loans shall include the Term Loans, Revolving Loans and the Swingline Loans. “Loan Documents” means this Agreement, any Notes and any Joinder Agreements that have not been terminated pursuant to Section 11.18. “Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term Benchmark Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A. “Loan Parties” means the Borrower and each of its Subsidiaries that is a party to a Loan Document. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties, or financial condition of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Designated Borrower of any Loan Document to which it is a party. “Maturity Date” means the later of (a) October 6, 2027 and (b) if maturity is extended pursuant to Section 2.17, such extended maturity date as determined pursuant to such Section; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day. “Maximum Rate” has the meaning specified in Section 11.09.

24 “Moody’s” means Moody’s Investors Service, Inc. and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency. “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement. “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and/or the Designated Borrowers arising under any Loan Document or otherwise with respect to any Loan or reimbursement obligation of the Borrower and/or the Designated Borrowers in respect of a Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including, in the case of the Borrower, its obligations pursuant to the guarantee contained in Article X). “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non- U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Taxes” means all present or future stamp, documentary or excise taxes or any other similar charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; provided that Other Taxes shall exclude any Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by the Borrower or any Designated Borrower under Section 11.13) to the extent such Taxes are imposed as a result of a present or former connection between the assignor or assignee and the jurisdiction imposing such Taxes (other than a connection arising solely from the assignor or assignee having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction in accordance with the terms of this Agreement).

25 “Outstanding Amount” means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of Revolving Loans at such time after giving effect to any borrowings and prepayments or repayments of Revolving Loans plus (b) its LC Exposure at such time plus (c) its Swingline Exposure at such time. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation. “Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Participant” has the meaning specified in Section 11.06(d). “Participant Register” has the meaning specified in Section 11.06(d). “Patriot Act” has the meaning specified in Section 11.17. “Payment” has the meaning assigned to it in Section 9.10(c)(i). “Payment Notice” has the meaning assigned to it in Section 9.10(c)(i). “PBGC” means the Pension Benefit Guaranty Corporation. “PCAOB” means the Public Company Accounting Oversight Board. “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five years. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, that is maintained or sponsored by the Borrower. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Platform” means IntraLinks or another similar electronic system.

26 “Pounds Sterling” means the lawful currency of the United Kingdom. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section11.20. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA or SORA, then four RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is SARON, then five RFR Business Days prior to such setting, (6) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (7) if such Benchmark is AUD Rate, 11:00 a.m. (Sydney, Australia time) two Business Days preceding the date of such setting, (8) if such Benchmark is CDOR Rate, 11:00 a.m. (Toronto, Ontario time) two Business Days preceding the date of such setting or (9) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA, SARON, AUD Rate or CDOR Rate, the time determined by the Administrative Agent in its reasonable discretion. “Refinancing” means the repayment in full of all amounts outstanding, and the termination of the commitments, under the Existing Credit Agreement. “Refunded Swingline Loans” has the meaning specified in Section 2.14(b). “Register” has the meaning specified in Section 11.06(c). “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates. “Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or,

27 in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in U.S. Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the Adjusted AUD Rate, (v) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted CDOR Rate, as applicable or (vi) with respect to any Borrowing denominated in Pounds Sterling, Swiss Francs, Singapore Dollars or, pursuant to Section 3.03, U.S. Dollars, the applicable Adjusted Daily Simple RFR, as applicable. “Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in U.S. Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate and (v) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR Screen Rate, as applicable. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived. “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (i) the aggregate amount of the unused Revolving Commitments then in effect, (ii) the Total Outstandings at such time and (iii) the aggregate principal amount of Term Loans outstanding at such time; provided that the Commitment of, and the portion of the Total Outstandings and Term Loans outstanding at such time held or deemed to be held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, chief accounting officer, controller or executive vice president of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower) and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower) so designated by any of the foregoing officers in the corporate banking resolutions delivered as of the Closing Date pursuant to Section 4.01(a)(iii) (or, with respect to a Designated

28 Borrower, as of the applicable Designated Borrower Closing Date pursuant to Section 4.03(c)) to the Administrative Agent, and as modified from time to time to specify other authorized officers or employees, provided that a certified copy of such modified resolutions is promptly delivered to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower) shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower) and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower). “Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “Revolving Commitment” means, as to any Revolving Lender, the obligation of such Revolving Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal amount and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms and conditions hereof. The aggregate principal amount of the Revolving Commitments on the Closing Date is $1,850,000,000. “Revolving Facility” means the Revolving Commitments and Revolving Loans. “Revolving Lender” means each Lender that holds a Revolving Commitment or has a Revolving Loan. “Revolving Loan” means any Loan made in respect of a Revolving Commitment. “Revolving Percentage” means with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time; provided that in the case of Section 2.16 when a Defaulting Lender shall exist, “Revolving Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Revolving Lender’s Revolving Commitment. If the commitment of each Lender to make Revolving Loans has been terminated pursuant to Section 8.02 or if the Revolving Commitments have expired, then the Revolving Percentage of each Revolving Lender shall be determined based on the Revolving Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments. The initial Revolving Percentage of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable. “RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA, (b) Swiss Francs, SARON, (c) Singapore Dollars, SORA and (d) U.S. Dollars, Daily Simple SOFR. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, (c) Singapore Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Singapore and (d) U.S. Dollars, a U.S. Government Securities Business Day.

29 “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR. “S&P” means Standard & Poor’s Ratings Services and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency. “Sale Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person with the intention of taking back a lease of such property. “Sanctioned Country” means, at any time, a country or territory which is, or whose government is, itself the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any EU member state, Her Majesty’s Treasury of the United Kingdom, Canada or other relevant sanctions authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons listed in clauses (a), (b) or (d) or (d) any Person that is the subject or target of any Sanctions. “Sanctions” mean economic or financial sanctions or trade embargoes imposed, restrictive measures enacted, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom, Canada or other relevant sanctions authority. “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002. “SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website. “SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight). “SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “SEC Reports” means the annual, regular, periodic and special reports that the Borrower has filed with the SEC under Section 13 or 15(d) of the Exchange Act. “Securities Act” means the Securities Act of 1933.

30 “Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB. “Senior Managing Agents” means Bank of China, Citigroup Global Markets Inc., Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, Banco Santander, S.A., New York Branch, Societe Generale, The Bank of New York Mellon and The Huntington National Bank. “Significant Subsidiary” means, at any time, any Designated Borrower or any other Subsidiary that satisfies the criteria for a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof. Such determination shall be made in relationship to the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year on an annual basis at the time that the annual financial statements for the Borrower and its Subsidiaries are delivered pursuant to Section 6.01(a). “Singapore Dollars” means the lawful currency of Singapore. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “SORA” means the Singapore Overnight Rate Average (SORA) as published on the Statistics page of the website of the Monetary Authority of Singapore, http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorized distributors) and in any case, if SORA is less than zero, SORA shall be deemed to be zero. “Specified Indebtedness” has the meaning specified in Section 8.01(e). “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve

31 percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted AUD Rate, Adjusted CDOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Supported QFC” has the meaning assigned to it in Section11.20. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any similar master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Swingline Exposure” means, at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Revolving Percentage of the aggregate amount of all outstanding Swingline Loans at such time (except to the extent such Revolving Lender has failed to fund its Swingline Participation Amount when required under Section 2.14(c)) and (b) if such Lender shall be a Swingline Lender, the principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other

32 Revolving Lenders shall not have funded their Swingline Participation Amount when required under Section 2.14(c)). “Swingline Lender” means each Lender that has made a Swingline Loan pursuant to Section 2.13. “Swingline Loan” means a Loan made pursuant to Section 2.13. “Swingline Participation Amount” has the meaning specified in Section 2.14(c). “Swingline Sublimit” means $200,000,000. “Swiss Francs” means the lawful currency of Switzerland. “Syndication Agents” means Bank of America, N.A., BNP Paribas Securities Corp., TD Bank, N.A. and Truist Bank. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate or the Adjusted CDOR Rate. “Term Commitment” means, as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term Commitments on the Closing Date is $650,000,000. “Term Lender” means each Lender that has a Term Commitment or that holds a Term Loan. “Term Loan” has the meaning specified in Section 2.01. “Term Percentage” means, as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding). “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the

33 commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Threshold Amount” means $200,000,000. “TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period. “TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period. “Total Outstandings” means the aggregate Outstanding Amount of each Lender. “Transition Period” means the period of four consecutive fiscal quarters commencing on (and including) the first day of the fiscal quarter during which the Borrower or any of its Subsidiaries consummates an Acquisition. “Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate, the Adjusted CDOR Rate, the Alternate Base Rate or the Adjusted Daily Simple RFR. “UK Borrower” means any Borrower (i) that is organized or formed under the laws of the United Kingdom or (ii) payments from which under this Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

34 “UK Non-Bank Lender” means a Lender which states in writing in Schedule 2.01 on the date this Agreement is entered into that it is a UK Non-Bank Lender for the purposes of this Agreement. “UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (a) a Lender: (i) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (ii) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (b) a Lender which is: (i) a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; (c) a UK Treaty Lender; or (d) a Lender which is a building society (as defined for the purposes of section 880 of the ITA). “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. “UK Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the United Kingdom from a payment under a Loan Document. “UK Treaty Lender” means a Lender which: (i) is treated as a resident of a UK Treaty State for the purposes of a UK Treaty; (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (iii) fulfils any conditions which must be fulfilled under that UK Treaty for residents of the relevant UK Treaty State to obtain full exemption from tax imposed by the United Kingdom on interest payable to that Lender in respect of an advance under a Loan Document, including the completion of any necessary procedural formalities. “UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

35 “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding such Pension Plan. “United States” and “U.S.” mean the United States of America. “U.S. Dollar” and “$” mean lawful money of the United States. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Special Resolution Regime” has the meaning assigned to it in Section11.20. “VAT” means (i) any value added tax imposed by the United Kingdom Value Added Tax Act 1994; (ii) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (iii) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (i) or (ii) above, or imposed elsewhere. “wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding equity interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person. “Withholding Agent” means the Borrower, any Designated Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yen” means the lawful currency of Japan. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be

36 followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” shall not be exclusive. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (d) For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”). 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the most recent annual financing statements delivered on or prior to the Closing Date or delivered pursuant to Section 6.01(a), except as otherwise specifically prescribed herein (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein). (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in

37 GAAP (subject to the approval of the Required Lenders); provided that, at the reasonable request of the Required Lenders or at the election of the Borrower, at any time after such amendment has been requested but prior to the effectiveness of such amendment, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP for a period up to two fiscal quarters (for the avoidance of doubt, if such amendment is not effective by the end of the two fiscal quarter period, then the Borrower shall nonetheless report under GAAP, as amended, until such amendment). (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 (revised December 2003) Consolidation of Variable Interest Entities as if such variable interest entity were a Subsidiary as defined herein. 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). 1.06 Limited Condition Acquisitions. Notwithstanding anything in this Agreement to the contrary, when (a) determining compliance with any provision of this Agreement which requires the calculation of the Leverage Ratio, (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, (c) determining compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth herein or (d) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Net Tangible Assets), in each case in connection with a Limited Condition Acquisition (other than, for the avoidance of doubt, in connection with a borrowing under the existing Revolving Facility), the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the availability under any baskets shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”, which LCA Election may be in respect of one or more of clauses (a), (b), (c) and (d) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the period of four consecutive fiscal quarters of the Borrower most recently ended prior to the LCA Test Date for which internal financial statements are available (as determined in good faith by the Borrower), the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 8.01(a) or Section 8.01(f) shall be continuing on the date

38 such Limited Condition Acquisition is consummated. For the avoidance of doubt, (i) if, following the LCA Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA or other components of such ratio (including due to fluctuations of the target of any Limited Condition Acquisition)) or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio, basket availability or compliance with any other provision hereunder (other than actual compliance with the financial covenant set forth in Section 7.06) on or following the relevant LCA Test Date and prior to the earliest of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio, basket or compliance with any other provision hereunder shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence or issuance of Indebtedness and the use of proceeds thereof) had been consummated on the LCA Test Date. 1.07 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in U.S. Dollars or an Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time. 1.09 Exchange Rates; Currency Equivalents.

39 (a) The Administrative Agent or an Issuing Bank, as applicable, shall determine the Equivalent Amount amounts of Term Benchmark Borrowings or RFR Borrowings or Letter of Credit extensions denominated in Foreign Currencies. Such Equivalent Amount shall become effective as of such Computation Date and shall be the Equivalent Amount of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Foreign Currency for purposes of the Loan Documents shall be such Equivalent Amount as so determined by the Administrative Agent or an Issuing Bank, as applicable. (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Equivalent Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be. 1.10 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS 2.01 Commitments. (a) Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) in U.S. Dollars to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. Amounts borrowed under this Section 2.01(a) and, paid or prepaid may not be reborrowed. (b) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving loans (each such loan, a “Revolving Loan”) in Agreed Currencies to the Borrower or a Designated Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing, (x) the Dollar Amount of the aggregate Outstanding Amounts of the Revolving Lenders shall not exceed the total Revolving Commitments, and (y) the Dollar Amount of the Outstanding Amount with respect to the Revolving Loans of any Revolving Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower or a Designated Borrower may borrow under this Section 2.01(b), prepay under Section 2.03(a), and reborrow under this Section 2.01(b). Loans may be ABR Loans, Term Benchmark Loans or RFR Loans, as further provided herein. 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon the Borrower’s or a Designated Borrower’s

40 irrevocable notice to the Administrative Agent, which may be given by telephone in the case of Loans denominated in U.S. Dollars. Each such notice must be received by the Administrative Agent not later than (i)(x) in the case of a Term Benchmark Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (y) pursuant to Section 3.03, in the case of an RFR Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in Euros or Yen, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (iii) in the case of a Term Benchmark Borrowing denominated in Australian Dollars or Canadian Dollars, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Borrowing, (iv) in the case of an RFR Borrowing denominated in Pounds Sterling or Singapore Dollars, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Borrowing, (v) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Borrowing and (vi) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each telephonic notice by the Borrower or a Designated Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower or such Designated Borrower. Each Borrowing of, conversion to or continuation of Term Benchmark Loans denominated in U.S. Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, or if the remaining amount available under the Commitments of a Class is less than $5,000,000, in multiples of $1,000,000. Each Borrowing or continuation of Term Benchmark Loans or RFR Loans denominated in a Foreign Currency shall be in a principal amount of the smallest amount of such Foreign Currency that has an Equivalent Amount in excess of $5,000,000 or a whole multiple of the smallest amount of such Foreign Currency that has an Equivalent Amount in excess of $1,000,000 or, if the remaining amount available under the Commitments of a Class is less than such minimum amount, in a whole multiple of the smallest amount of such Foreign Currency that has an Equivalent Amount in excess of $1,000,000. Each Borrowing of or conversion to ABR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, or if the remaining amount available under the Commitments of a Class is less than $5,000,000, in multiples of $1,000,000. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower or the applicable Designated Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Class and Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period and the Agreed Currency with respect thereto and (vi) whether the Loan is a Revolving Loan or a Term Loan. If the Borrower or the applicable Designated Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower or such Designated Borrower fails to give a timely notice requesting a conversion or continuation, then (i) in the case of a Borrowing denominated in U.S. Dollars, the applicable Loans shall be made as, or converted to, ABR Loans and (ii) in the case of a Borrowing denominated in a Foreign Currency, such Borrowing shall be made as a Term Benchmark Loan or RFR Loan, as applicable, in the same Agreed Currency and, for Term Benchmark Loans, with an Interest Period of one month. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Borrower or a Designated Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Term Percentage or Revolving Percentage, as applicable, of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower or

41 the applicable Designated Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to ABR Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon, New York City time, on the Business Day specified in the applicable Loan Notice; provided that Swingline Loans shall be made as provided in Section 2.13. Upon satisfaction of the applicable conditions set forth in Section 4.02 or, if such Borrowing is the initial Borrowing, Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower or the applicable Designated Borrower, as applicable, in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower or such Designated Borrower, as applicable, on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower or such Designated Borrower; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.15(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. (c) Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan. During the existence of an Event of Default pursuant to Section 8.01(a) or Section 8.01(f), no Loans may be requested as, converted to or continued as Term Benchmark Loans without the consent of the Required Lenders. (d) The Administrative Agent shall promptly notify the Borrower or the applicable Designated Borrower, as applicable, and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower or the applicable Designated Borrower, as applicable, and the Lenders of any change in the Prime Rate used in determining the ABR promptly following the public announcement of such change. (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans. (f) This Section 2.02 shall not apply to Borrowings of Swingline Loans, which may not be converted or continued. (g) Each Lender may, at its option, make any Loan available to any Borrower or any Designated Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that, unless otherwise provided in this agreement, any exercise of such option shall not affect the obligation of such Borrower or such Designated Borrower to repay such Loan in accordance with the terms of this Agreement. 2.03 Prepayments. (a) The Borrower or a Designated Borrower may, upon notice to the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lenders), at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than (t) in the case of a Term Benchmark Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of prepayment, (u) pursuant to Section 3.03, in the case of an RFR Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of prepayment, (v) in the case of a Term Benchmark Borrowing denominated in Euros or Yen, not later than 12:00 p.m., New York City time, three Business

42 Days before the date of prepayment, (w) in the case of a Term Benchmark Borrowing denominated in Australian Dollars or Canadian Dollars, not later than 12:00 noon, New York City time, four Business Days before the date of prepayment, (x) in the case of an RFR Borrowing denominated in Pounds Sterling or Singapore Dollars, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of prepayment, (y) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of prepayment and (z) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment; (ii) any prepayment of Term Benchmark Loans or RFR Loans denominated in U.S. Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Term Benchmark Loans or RFR Loans denominated in a Foreign Currency shall be in a principal amount of not less than the smallest amount of such Foreign Currency that has an Equivalent Amount in excess of $5,000,000 and in an whole multiple of the smallest amount of such Foreign Currency that has an Equivalent Amount in excess of $1,000,000; and (iv) any prepayment of ABR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower or a Designated Borrower, the Borrower or such Designated Borrower, as applicable, shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan or RFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. (b) If at any time the Dollar Amount of the Total Outstandings exceeds an amount equal to 105% of the Aggregate Commitments of Revolving Lenders, the Borrower (or a Designated Borrower) shall prepay the Loans and/or cash collateralize Letters of Credit by the amount of such excess. 2.04 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments of Revolving Lenders, or from time to time permanently reduce the Aggregate Commitments of Revolving Lenders; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon, New York City time, five Business Days prior to the date of termination or reduction, (ii) any such reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments of Revolving Lenders if, after giving effect thereto and to any concurrent prepayments hereunder, the Dollar Amount of the Total Outstandings would exceed the Aggregate Commitments of Revolving Lenders. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments of Revolving Lenders. Any reduction of the Aggregate Commitments of Revolving Lenders shall be applied to the Commitment of each Lender according to its Applicable Percentage. All interest and fees accrued until the effective date of any termination of the Aggregate Commitments of Revolving Lenders shall be paid on the effective date of such termination. Each reduction of the Aggregate Commitments of Revolving Lenders shall be made ratably among the Classes in accordance with the percentage which the aggregate amount of Commitments of each Class then constitutes of the Aggregate Commitments of Revolving Lenders then in effect and modified by the Administrative Agent to account for rounding adjustments. Each reduction of the Aggregate Commitments of Revolving Lenders of any Class shall be made ratably among the Lenders within such Class in accordance with their respective Commitments in respect of such Class. For the avoidance of doubt, a notice of termination or reduction of the Aggregate Commitments of Revolving Lenders delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Term Commitments will terminate on the Closing Date.

2.05 Repayment of Loans.

(a) The Term Loan of each Term Lender shall mature in twenty (20) consecutive quarterly installments, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment, and the Borrower shall make each such payment on the date set forth below:

Installment	Principal Amount
December 31, 2022	$0
March 31, 2023	$0
June 30, 2023	$0
September 30, 2023	$0
December 31, 2023	$8,125,000
March 31, 2024	$8,125,000
June 30, 2024	$8,125,000
September 30, 2024	$8,125,000
December 31, 2024	$8,125,000
March 31, 2025	$8,125,000
June 30, 2025	$8,125,000
September 30, 2025	$8,125,000
December 31, 2025	$8,125,000
March 31, 2026	$8,125,000
June 30, 2026	$8,125,000
September 30, 2026	$8,125,000
December 31, 2026	$8,125,000
March 31, 2027	$8,125,000
June 30, 2027	$8,125,000
September 30, 2027	$8,125,000

The balance of the Term Loans shall be repaid on the Maturity Date.

(b) Each of the Borrower and the Designated Borrowers shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding to it on such date.

(c) Each of the Borrower and the Designated Borrowers shall repay to the Swingline Lenders the then unpaid principal amount of each Swingline Loan in accordance with Section 2.13(b).

2.06 Interest.

(a) Subject to the provisions of <u>subsection (b)</u> below, (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate or the Adjusted CDOR Rate, as applicable, for such Interest Period <u>plus</u> the Applicable Margin; (ii) each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin and (iii) each ABR Loan (including each Swingline Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR <u>plus</u> the Applicable Margin.

43

44 (b) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such past due amount shall thereafter bear interest at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws. (c) If any amount (other than principal of any Loan) payable by the Borrower or a Designated Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such past due amount shall thereafter bear interest at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws. (d) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (e) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. 2.07 Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Percentage, a commitment fee (the “Commitment Fee”) equal to the actual daily amount by which the aggregate Revolving Commitments exceed the Total Outstandings at the applicable rate per annum set forth in the definition of “Applicable Margin” under the caption “Commitment Fee Rate”, respectively, applicable on such date; provided that, in calculating the Total Outstandings for this purpose, the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and ending on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender, a participation fee with respect to such Revolving Lender’s participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term Benchmark Loans on the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) during the period from and including the Closing Date to but excluding the later of the date on which (x) such Revolving Lender’s Revolving Commitment terminates and (y) the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, a fronting fee, which shall accrue at the rate per annum of 0.125% on the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) during the period from and including the Closing Date to but excluding the later of (A) the date of termination of the Revolving Commitments and (B) the date on which there ceases to be any LC Exposure in respect of such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or

45 extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable within 30 days after demand, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) Other Fees. (i) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (d) Fees Generally. All fees payable hereunder shall be paid on the dates due, in U.S. Dollars, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances. 2.08 Computation of Interest and Fees. All computations of interest for ABR Loans when the ABR is determined by reference to the Prime Rate, the Daily Simple RFR with respect to Pounds Sterling and the TIBOR Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day). All computations of interest computed by reference to the CDOR Rate, AUD Rate and the Daily Simple RFR with respect to Singapore Dollars shall be computed on the basis of a year of three hundred sixty-five (365) days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate or Daily Simple RFR with respect to Swiss Francs and U.S. Dollars, and the ABR (other than when the ABR is determined by reference to the Prime Rate) hereunder shall be computed on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day) (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is repaid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall promptly notify the Borrower or the applicable Designated Borrower, as applicable, and the relevant Lenders of the effective date and the amount of each such change in interest rate. 2.09 Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower or a

46 Designated Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any of the Borrower and the Designated Borrowers hereunder to pay any amount owing by it with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each of the Borrower and the Designated Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. 2.10 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower or a Designated Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by each of the Borrower and the Designated Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, (x) in the case of payments denominated in U.S. Dollars, at the Administrative Agent’s Office and in immediately available funds not later than 12:00 p.m., New York City time, on the date specified herein and (y) in the case of payments denominated in a Foreign Currency, its Foreign Currency Payment Office for such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein; provided that any payments to be made directly to each Issuing Bank or each Swingline Lender as expressly provided herein shall be made directly to the Persons entitled thereto. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein, including, in the case of prepayments of and interest on commitments, if the outstanding Loans are not ratable in proportion to the Applicable Percentages, to each Lender ratable based on the amount owed to it) with respect to payments received in respect of the Commitments in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after the applicable time set forth above, shall be deemed received on the next Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower or a Designated Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement, and all other payments hereunder and under each other Loan Document shall be made in U.S. Dollars. Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing or LC Disbursement in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such Foreign Currency with the result that such Foreign Currency no longer exists or the Borrower or the applicable Designated Borrower, as the case may be, is not able to make payment to the Administrative Agent for the account of the Lenders in such Foreign Currency, then all payments to be made by the Borrower or such Designated Borrower hereunder in such Foreign Currency shall instead be made when due in a currency that replaced such Foreign Currency or, if no such replacement currency exists, in U.S. Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower or such Designated Borrower takes all risks of the imposition of any such currency control or exchange regulations. (b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Benchmark Loans or RFR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the

47 Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower or the applicable Designated Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower or the applicable Designated Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower or such Designated Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the rate determined by the Administrative Agent in accordance with banking industry rules and conventions on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower or such Designated Borrower, the interest rate applicable to the applicable Loan or, if such payment is in U.S. Dollars, ABR Loans. If the Borrower or such Designated Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower or such Designated Borrower the amount of such interest paid by it for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower or a Designated Borrower shall be without prejudice to any claim the Borrower or such Designated Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (c) Payments by Borrower or any Designated Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower or the applicable Designated Borrower, as applicable, prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower or such Designated Borrower will not make such payment, the Administrative Agent may assume that the Borrower or such Designated Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower or such Designated Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules and conventions on interbank compensation. Any payment by any Lender pursuant to this Section 2.10(c) shall be without prejudice to any claim such Lender or the Administrative Agent may have against the Borrower or the applicable Designated Borrower, as applicable, for having failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender, the Borrower or any Designated Borrower with respect to any amount owing under this Section 2.10(c) shall be conclusive, absent manifest error. (d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower or the applicable Designated Borrower, as applicable, by the Administrative Agent because the conditions to the applicable Borrowings set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender within one Business Day, without interest.

48 (e) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c). (f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. 2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the applicable Loans and participations in LC Disbursements and Swingline Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans and other amounts owing them, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each the Borrower and the Designated Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Designated Borrower in the amount of such participation. 2.12 Increase in Commitments. (a) Request for Increase. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower or a Designated Borrower may from time to time, request an increase in the Term Commitments and/or the Revolving Commitments by an aggregate amount (for all such requests) not exceeding the sum of (x) $1,000,000,000 and (y) the amount of any voluntary prepayments of the Loans pursuant to Section 2.03(a) (provided that any such prepayment of Revolving Loans is accompanied by a permanent reduction of Revolving Commitments) to the extent not financed with the proceeds of long term indebtedness (other than revolving indebtedness); provided that any such request for an increase shall be in a minimum amount of $50,000,000. (b) Incremental Lenders. Such increased Commitments and/or increased Loans may be provided by existing Lenders or any other Person that constitutes an Eligible Assignee who becomes a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that the Administrative Agent shall have consented to the joinder of any such Person to the extent such consent would be required for an assignment to such Person pursuant to Section

49 11.06(b)(iii). No Lender shall be obligated to provide any such increased Commitment or Loan unless it so agrees. (c) Increase Effective Date and Allocations. If the Term Commitments and/or the Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower or the applicable Designated Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase among the Lenders (including any new Lenders) of such Class. The Administrative Agent shall promptly notify the Borrower or the applicable Designated Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. (d) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower or the applicable Designated Borrower shall deliver to the Administrative Agent a certificate dated as of the Increase Effective Date signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by the Borrower or the applicable Designated Borrower approving or consenting to such increase and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V (other than Section 5.05(b) and Section 5.06) and the other Loan Documents that are qualified by materiality shall be true and correct on and as of the Increase Effective Date, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.12, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements delivered pursuant to Section 6.01(a) (provided that if such increase is being incurred in connection with a Limited Condition Acquisition, the requirement in this clause (A) shall be limited to accuracy of customary “specified representations” in all material respects), and (B) no Event of Default pursuant to Section 8.01(a) or Section 8.01(f) exists; provided that, in the case of any increased Term Commitments and/or Revolving Commitments incurred to finance an Acquisition permitted hereunder, the foregoing conditions shall be subject only to customary “certain funds” requirements if agreed to by the lenders providing such increased Term Commitments and/or Revolving Commitments, as applicable. Upon the Increase Effective Date, the existing Revolving Lenders shall assign Revolving Loans to certain other Revolving Lenders, and such other Revolving Lenders shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Applicable Percentages (after giving effect to any increase in the aggregate Revolving Commitments pursuant to this Section 2.12). (e) Conflicting Provisions. Without the consent of any other Lender, this Agreement may be amended as may be necessary or appropriate, in the reasonably opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.12. This Section shall supersede any provisions in Section 2.11 or 11.01 to the contrary. 2.13 Swingline Loans. (a) Subject to the terms and conditions hereof, from time to time during Availability Period, any Lender may make a portion of the credit otherwise available to the Borrower or a Designated Borrower under the Revolving Commitments by making swing line loans (“Swingline Loans”) in U.S. Dollars to the Borrower or a Designated Borrower; provided that (i) the sum of (x) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender, (y) the aggregate principal amount of outstanding Revolving Loans made by such Swingline Lender (in its capacity as a Revolving Lender) and (z) the LC Exposure of such Swingline Lender (in its capacity as a Revolving Lender) shall not exceed its Revolving Commitment then in effect, (ii) the sum of the outstanding Swingline Loans shall not exceed the Swingline Sublimit and (iii) the Borrower or a Designated Borrower shall not request, and no Swingline

50 Lender shall make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Outstanding Amounts in respect of all Revolving Commitments would exceed the aggregate amount of the Revolving Commitments; provided, further, that no Lender shall be obligated to make any Swingline Loan. During the Availability Period, the Borrower or a Designated Borrower may use the Swingline Sublimit by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only. (b) The Borrower or the applicable Designated Borrower shall repay to each Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date of the Revolving Loans and upon the request of such Swingline Lender (which shall not in any event be earlier than five Business Days after such Swingline Loan is made); provided that on each date that a Revolving Loan is borrowed, the Borrower or the applicable Designated Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loans shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. 2.14 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower or a Designated Borrower desires that a Lender make Swingline Loans it shall give the Administrative Agent and such Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by such Swingline Lender not later than 1:00 p.m., New York City time, on the proposed borrowing date), specifying (i) the amount to be borrowed and (ii) the requested borrowing date (which shall be a Business Day during the Availability Period). Each borrowing under the Swingline Sublimit shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 p.m., New York City time, on the borrowing date specified in a notice in respect of Swingline Loans, the applicable Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Swingline Loan to be made. The Administrative Agent shall make the proceeds of such Swingline Loans available to the Borrower or the applicable Designated Borrower on such borrowing date by depositing such proceeds in the account of the Borrower or the applicable Designated Borrower with the Administrative Agent on such borrowing date in immediately available funds. (b) Each Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower or a Designated Borrower (each of which hereby irrevocably directs the Swingline Lenders to act on its behalf), on one Business Day’s notice given by such Swingline Lender no later than 12:00 noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans made by such Swingline Lender (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the applicable Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the applicable Swingline Lender for application by such Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower or the applicable Designated Borrower irrevocably authorizes each Swingline Lender to charge the Borrower’s or the applicable Designated Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans. (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.14(b), one of the events described in Section 8.01(f) shall have occurred and be continuing with respect

51 to the Borrower or if for any other reason, as determined by such Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.14(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.14(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the applicable Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans of such Swingline Lender then outstanding that were to have been repaid with such Revolving Loans. (d) Whenever, at any time after a Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, such Swingline Lender receives any payment on account of the Swingline Loans, such Swingline Lender will distribute to such Lender its ratable portion of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such Revolving Lender will return to such Swingline Lender any portion thereof previously distributed to it by such Swingline Lender. (e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.14(b) and to purchase participating interests pursuant to Section 2.14(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower or a Designated Borrower may have against such Swingline Lender, the Borrower or a Designated Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4.02, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or a Designated Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, a Designated Borrower any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. 2.15 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein (including the execution of customary fee letter(s) between the Borrower and the Issuing Bank requested to issue the applicable Letter of Credit with respect to the fronting fees referenced in Section 2.07(b)), the Borrower or a Designated Borrower (provided that the Borrower irrevocably agrees to be bound jointly and severally to reimburse the applicable Issuing Bank for amounts drawn on any Letter of Credit issued for the account of such Designated Borrower) may request the issuance of Letters of Credit denominated in Agreed Currencies, if available to the applicable Issuing Bank, as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that no Issuing Bank shall be under any obligation to issue any Letter of Credit if such Letter of Credit would violate any applicable Law or any bona fide policy of such Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower or a Designated Borrower to, or entered into by the Borrower or a Designated Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Existing Letter of Credit as of the Closing Date shall be deemed to be a Letter of Credit issued hereunder. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit),

52 the Borrower or a Designated Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to such Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower or the applicable Designated Borrower shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower or the applicable Designated Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, subject to Sections 2.03 and 2.16, (i) the Dollar Amount of the LC Exposure shall not exceed $100,000,000; and (ii) the Dollar Amount of the sum of the Outstanding Amounts in respect of all Revolving Commitments shall not exceed the aggregate amount of the Revolving Commitments. (c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date of the Revolving Loans of such Issuing Bank; provided that any Letter of Credit that shall expire pursuant to clause (i) of this Section 2.15(c) may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date specified in clause (ii) of this Section 2.15(c)). (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower or the applicable Designated Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower or such Designated Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower or the applicable Designated Borrower, as applicable, shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in U.S. Dollars (i) not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower or such Designated Borrower, as applicable, received such notice, if the Borrower or such Designated Borrower, as applicable, receives such notice not later than 11:00 a.m., New York City

53 time, or (ii) not later than 12:00 noon, New York City time, on the second Business Day immediately following the day that the Borrower or such Designated Borrower, as applicable, receives such notice, if the Borrower or such Designated Borrower, as applicable, receives such notice after 11:00 a.m., New York City time; provided that if such LC Disbursement is denominated in U.S. Dollars and is not less than $100,000, the Borrower or the applicable Designated Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02(b) or 2.14 that such payment be financed with a Borrowing of ABR Loans or a Swingline Loan in the Dollar Amount of such LC Disbursement and, to the extent so financed, the Borrower’s or such Designated Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Loans or a Swingline Loan. If the Issuing Bank makes any LC Disbursement in Foreign Currency, the Borrower or the applicable Designated Borrower, as applicable, shall pay the Administrative Agent for each Letter of Credit the amount of each LC Disbursement made by the Issuing Bank under the Letter of Credit, on demand, the U.S. Dollar equivalent of the amount computed at the Issuing Bank’s selling rate, as of the date of the Borrower’s or the applicable Designated Borrower’s payment, for cable transfers of such Foreign Currency to the place of payment; provided, further, that if, for any reason, the Issuing Bank has no selling rate for cable transfers of that currency to such place on the payment date, the Borrower or the applicable Designated Borrower, as applicable, shall pay the Administrative Agent an amount in U.S. Dollars equivalent to the Issuing Bank’s actual cost of settlement of its obligation. The Borrower’s or the applicable Designated Borrower’s, as applicable, obligation to make payments in any currency (the “Contract Currency”) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, that is expressed in or converted into any currency other than the Contract Currency, except to the extent that such tender or recovery results in the actual receipt by the Administrative Agent at its designated office of the full amount of the Contract Currency specified to be payable hereunder. The Borrower’s or the applicable Designated Borrower’s, as applicable, obligation to make payments in the Contract Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Contract Currency specified to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder. The Borrower or the applicable Designated Borrower, as applicable, shall indemnify the Issuing Bank for any shortfall in such actual receipt. If the Borrower or the applicable Designated Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower or such Designated Borrower in respect thereof and such Revolving Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower or the applicable Designated Borrower (which, for the avoidance of doubt, in the case of any LC Disbursement in a Foreign Currency shall be paid in U.S. Dollars in accordance with the foregoing provisions of this Section 2.15(e)), in the same manner as provided in Section 2.02(b) with respect to Revolving Loans made by such Revolving Lender (and Section 2.10 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower or a Designated Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank, as applicable. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or a Swingline Loan as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower or the applicable Designated Borrower of its obligation to reimburse such LC Disbursement. (f) Obligations Absolute. The Borrower’s and each applicable Designated Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or

54 enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s or such Designated Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower or the applicable Designated Borrower, as applicable, to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower and each Designated Borrower to the extent permitted by applicable law) suffered by the Borrower or any Designated Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent, the Borrower or the applicable Designated Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower or such Designated Borrower, as applicable, of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement. (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower or the applicable Designated Borrower shall reimburse such LC Disbursement in full by the time specified in paragraph (e) of this Section, the unpaid amount thereof shall bear interest, for each day from and including such date to but excluding the date that the Borrower or such Designated Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans (or, if such LC Disbursement is denominated in a Foreign Currency, the rate determined by the Administrative Agent in accordance with banking industry rules and conventions on interbank compensation for such Foreign Currency plus the then effective Applicable Margin with respect to Term Benchmark Loans and RFR Loans); provided that if the Borrower or such Designated Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.06(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

55 (i) Replacement of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank or in accordance with Section 11.13. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower and each applicable Designated Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.07(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.15(i)(i) above. (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower or a Designated Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower or such Designated Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash or provide a “back-to-back” letter of credit or alternative collateral as the Administrative Agent may approve in its sole discretion in good faith, equal to the LC Exposure owing by it as of such date plus any accrued and unpaid interest thereon; provided that the obligation of the Borrower or any Designated Borrower to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or such Designated Borrower described in Section 8.01(f). Such deposit shall be held by the Administrative Agent as collateral for so long as specified in this paragraph for the payment and performance of the obligations of the Borrower or such Designated Borrower, as applicable, under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s or the applicable Designated Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower or the applicable Designated Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower or each Designated Borrower, as applicable, under this Agreement; provided, however, that if prior to the acceleration of the maturity of the Loans the LC Exposure shall cease to exist, moneys in such account shall be returned to the Borrower and the applicable Designated Borrowers as provided below. If the Borrower or a Designated Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to

56 the Borrower or such applicable Designated Borrower, as applicable, within three Business Days after the earlier of (a) all Events of Default having been cured or waived or (b) the LC Exposure ceasing to exist. 2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.07(a); (b) the Commitment and Outstanding Amount and outstanding Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.01); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby; (c) with respect to any Revolving Lender becoming a Defaulting Lender, if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent that the sum of all non-Defaulting Lenders’ Outstanding Amounts under such Revolving Commitments plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower and the applicable Designated Borrowers shall within one Business Day following notice by the Administrative Agent, (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.15(j) for so long as such LC Exposure is outstanding; (iii) if the Borrower or a Designated Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower or such Designated Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.07(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.07(a) and Section 2.07(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.07(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

57 (d) so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders that are Revolving Lenders and/or cash collateral will be provided by the Borrower and the applicable Designated Borrowers in accordance with Section 2.16(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders that are Revolving Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein). In the event that the Administrative Agent and the Borrower and, with respect to a Revolving Lender that is a Defaulting Lender, the Swingline Lenders and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the relevant Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment (if any) and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage or Applicable Percentage, as the case may be. Subject to Section 11.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non- Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation. 2.17 Extension of Maturity Date. (a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) (each such notice, an “Extension Request”), from time to time, request that the scheduled maturity date then in effect hereunder (the “Existing Maturity Date”) with respect to all or a portion of the Term Loans and/or Revolving Facility be extended on the terms set forth in this Section 2.17; provided that each such Extension Request shall be offered to all Lenders holding Loans and/or Commitments of the applicable Class on a pro rata basis. The Extension Request shall set forth the proposed terms of the extended Term Loans and/or extended Revolving Facility, as applicable, which shall be consistent with the then-existing Term Loans and/or Revolving Facility except that (i) all or any of the scheduled amortization payments of principal of any extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the then-existing Term Loans, (ii) the interest margins and upfront fees with respect to the extended Term Loans and/or extended Revolving Commitments and extended Revolving Loans may be different than the Applicable Margin and any upfront fees for the existing Term Loans or Revolving Facility, as applicable, (iii) the extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments under this Agreement and (iv) the extended Term Loans and/or extended Revolving Facility may be subject to different covenants and terms that apply only after the Existing Maturity Date. (b) Lender Elections to Extend. The Borrower shall provide notice of the applicable Extension Request to the Administrative Agent at least five (5) Business Days prior to the date on which Lenders under the applicable Class are requested to respond. No Lender shall have any obligation to agree to extend the Existing Maturity Date with respect to any of its Term Loans and/or Revolving Facility. Any Lender wishing to extend the Existing Maturity Date with respect to all or a portion of its Term Loans and/or Revolving Commitments and Revolving Loans, as applicable (such Lender, and “Extending Lender”), shall notify the Administrative Agent on or prior to the date specified in the Extension Request of the amount of its existing Term Loans and/or Revolving Commitments, as applicable, which it has elected to so extend. In the event that the aggregate amount of Term Loans and/or Revolving Commitments, as applicable, that

58 are elected to be extended exceeds the amount of extended Term Loans and/or Revolving Commitments, as applicable, requested by the Borrower in the applicable Extension Request, (i) the Term Loans of Extending Lenders shall be extended on a pro rata basis based on the amount of Term Loans each such Extending Lender has elected to extend and (ii) the Revolving Commitments of Extending Lenders shall be extended on a pro rata basis based on the amount of Revolving Commitments each such Extending Lender has elected to extend. Following any extension, the LC Exposure shall continue to be held ratably among the Revolving Lenders, but on the Maturity Date applicable to the Revolving Loans of any non- Extending Lender, the LC Exposure of such Non-Extending Lender shall be ratably reallocated, to the extent of the unused Revolving Commitments of the Extending Lenders, to such Extending Lenders (without regard to whether the conditions set forth in Section 4.02 can then be satisfied) and the Borrower and the applicable Designated Borrowers shall cash collateralize the balance of such LC Exposure in accordance with Section 2.15(j). (c) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless: (i) no Event of Default pursuant to Section 8.01(a) or Section 8.01(f) shall have occurred and be continuing on the date of such extension and after giving effect thereto; and (ii) the representations and warranties contained in this Agreement that are qualified by materiality shall be true and correct on and as of the date of such extension and after giving effect thereto, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such extension and after giving effect thereto, in each case as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, true and correct in all material respects as of such specific date (provided, that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) and, for purposes of this Section 2.17, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements delivered pursuant to Section 6.01(a)). (d) Conflicting Provisions. The Borrower may, with the consent of the Extending Lenders and the Administrative Agent (but without the consent of any other Lender), amend this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17. This Section 2.17 shall supersede any provisions in Section 2.11 or 11.01 to the contrary. 2.18 Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount on: (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

59 Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Borrowing, Letter of Credit or LC Exposure for which a Dollar Amount is determined on or as of such day. 2.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Borrower or a Designated Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal banking procedures applicable to arm’s length transactions, purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day immediately preceding that on which final, non-appealable judgment is given. The obligations of the Borrower or the applicable Designated Borrower in respect of any sum due to any Credit Party hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Credit Party of any sum adjudged to be so due in such other currency such Credit Party may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Credit Party in the specified currency, the Borrower or the applicable Designated Borrower, as applicable, agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Credit Party against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Credit Party in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.11, such Credit Party agrees to remit such excess to the Borrower or such Designated Borrower. ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY 3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or a Designated Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law, provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. (b) Payment of Other Taxes by the Borrower or any Designated Borrower. Without limiting the provisions of subsection (a) above, the Borrower or the applicable Designated Borrower, as applicable, shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) Indemnification by the Borrower and any Designated Borrower. The Borrower and the applicable Designated Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes imposed on or attributable to any amounts payable under any Loan Documents (including Indemnified Taxes imposed or asserted on or

60 attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that such indemnity obligation shall not apply to any penalties, interest and expenses resulting from any gross negligence of a Lender or the Administrative Agent. A certificate as to the amount of such payment or liability delivered to the Borrower and any Designated Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower or a Designated Borrower to a Governmental Authority, the Borrower or such Designated Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent; provided that nothing in this Section 3.01(d) shall require the Borrower or such Designated Borrower to make available its tax returns. (e) Status of Credit Parties. (i) Any Credit Party that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower or a Designated Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower or the applicable Designated Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such Designated Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower, such Designated Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Credit Party, if requested by the Borrower or a Designated Borrower, or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, such Designated Borrower or the Administrative Agent as will enable the Borrower, such Designated Borrower or the Administrative Agent to determine whether or not such Credit Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A) through (D) below, an IRS Form W-9 or the documentation set forth in Section 3.01(e)(iii)) shall not be required if the Credit Party reasonably determines that such completion, execution or submission would subject such Credit Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Credit Party. (ii) Without limiting the generality of the foregoing, in the event that the Borrower or a Designated Borrower is resident for U.S. tax purposes in the United States, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (A) duly completed originals of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party, (B) duly completed originals of IRS Form W-8ECI, (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio

61 interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E to the effect that such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed originals of IRS Form W-8BEN or W-8BEN-E as appropriate, (D) to the extent a Foreign Lender is not the beneficial owner, duly completed originals of IRS Form W- 8IMY, accompanied by the applicable IRS forms from each beneficial owner, and (E) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or such Designated Borrower to determine the withholding or deduction required to be made. Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent duly completed originals of IRS Form W-9 on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent). Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower, each Designated Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender has determined, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Designated Borrower or with respect to which the Borrower or any Designated Borrower has paid additional amounts pursuant to this Section, it shall promptly pay to the Borrower or such Designated Borrower, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Designated Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as the case maybe, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or such Designated Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to it (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or

62 additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, any Designated Borrower or any other Person. (g) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 3.01(g) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. (h) The Administrative Agent shall deliver to the Borrower (in such number of copies as shall be reasonably requested by the Borrower) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) completed originals of either (A) IRS Form W-9 or (B) a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrower to be treated as a U.S. person. (i) Additional United Kingdom Withholding Tax and VAT Matters. (i) A payment shall not be increased under Section 3.01(a) above by reason of a UK Tax Deduction if, on the date on which the payment falls due: (A) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or (B) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of “UK Qualifying Lender” and: (1) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Loan Party making the payment or from the Borrower a certified copy of that Direction; and (2) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or (C) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of “UK Qualifying Lender” and:

63 (1) the relevant Lender has not given a UK Tax Confirmation to the Borrower; and (2) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant Loan Party, on the basis that the UK Tax Confirmation would have enabled such Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (D) the relevant Lender is a UK Treaty Lender (or a Lender which would be a UK Treaty Lender upon the completion of all necessary procedural formalities) and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Sections 3.01(i)(ii) and Section 3.01(i)(iii) below. (ii) Subject to (iii) below, and without limiting the effect of Section 3.01(e) above, each Lender which is a UK Treaty Lender (or a Lender which would be a UK Treaty Lender upon the completion of all necessary procedural formalities) and each UK Borrower which makes a payment to such Lender shall without unreasonable delay cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without a UK Tax Deduction. (iii) (A) A Lender on the Closing Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent in Schedule 2.01 hereto; and (B) a Lender which becomes a Lender hereunder after the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent in the documentation which it executes on becoming a party as a Lender, and (C) a Lender which (x) comes to hold a passport under the HMRC DT Treaty Passport scheme after the Closing Date and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent as soon as reasonably possible following receipt of such scheme reference number. (D) Upon satisfying any of clauses (A), (B) or (C) above, such Lender shall have satisfied its obligation under Section 3.01(i)(ii) above. (iv) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.01 (i)(iii) above, the UK Borrower(s) shall promptly make a Borrower DTTP Filing with respect to such Lender; provided that, if:

64 (A) a UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or (B) a UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but: (1) such Borrower DTTP Filing has been rejected by HM Revenue & Customs; (2) that Lender’s passport or scheme reference number has expired; or (3) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without withholding or deduction for Taxes or for withholding or deduction for Taxes at a reduced rate within 60 days of the date of such Borrower DTTP Filing; and in each case, such UK Borrower shall notify that Lender in writing of either (1), (2) or (3) above, then such Lender (if so notified) and such UK Borrower shall without unreasonable delay co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom. (v) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 3.01 (i)(iii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees. (vi) Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender. (vii) A UK Non-Bank Lender which is a party to this Agreement on the date of this Agreement, and which is listed as being a UK Non-Bank Lender in Schedule 2.01, gives a UK Tax Confirmation to any UK Borrower by entering into this Agreement. A UK Non-Bank Lender shall promptly notify any UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation. (viii) Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a Lender, which of the following categories it falls in respect of a UK Borrower: (A) not a UK Qualifying Lender (save where it is only not a UK Qualifying Lender because the procedural formalities required for it to be a UK Treaty Lender have not been met); (B) a UK Qualifying Lender (other than a Lender falling within (C) below); or (C) a UK Treaty Lender (or a Lender which would be a UK Treaty Lender upon the completion of all necessary procedural formalities).

65 If a Lender fails to indicate its status in accordance with this paragraph (viii), then such Lender shall be treated for the purposes of this Agreement (including by each UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform each UK Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a party to this Agreement shall not be invalidated by any failure of a Lender to comply with this paragraph (viii). (ix) Notwithstanding anything to the contrary herein, if a Lender assigns or transfers any of its rights or obligations with respect to a Loan or changes its Lending Office in respect of such Loan, and as a result of circumstances existing at the date the assignment, transfer or change occurs, a Loan Party would be obliged to make a payment to the successor or assignee or Lender acting through its new Lending Office under Section 3.01(a) or (c) in respect of a UK Tax Deduction, then such successor or assignee or Lender acting through its new Lending Office is only entitled to receive payment under those Sections to the same extent as the assigning or transferring Lender or Lender acting through its previous Lending Office would have been if the assignment, transfer or change had not occurred. (x) Value added tax: (A) All amounts expressed to be payable under any Loan Document by any party to a Credit Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Credit Party to any party under a Loan Document and such Credit Party is required to account to the relevant tax authority for the VAT, that party must pay to such Credit Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Credit Party must promptly provide an appropriate VAT invoice to that party). (B) If VAT is or becomes chargeable on any supply made by any Credit Party (the “Supplier”) to any other Credit Party (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (1) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

66 (2) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (C) Where a Loan Document requires any party to reimburse or indemnify a Credit Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Credit Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Credit Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (D) In relation to any supply made by a Credit Party to any party under a Loan Document, if reasonably requested by such Credit Party, that party must promptly provide such Credit Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Credit Party’s VAT reporting requirements in relation to such supply. (E) Any reference in this Section 3.01(i)(x) (Value Added Tax) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) (including, for the avoidance of doubt, in accordance with section 43 of the United Kingdom Value Added Tax Act 1994) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (xi) Each Lender shall notify the Borrower and Administrative Agent within a reasonable time if it determines in its sole discretion that it is ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Borrower hereunder. 3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Benchmark Loans or RFR Loans, or to determine or charge interest rates based upon the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate, the Adjusted CDOR Rate or any Adjusted Daily Simple RFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the applicable Agreed Currency in the London interbank market, then, on notice

67 thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans, as applicable, or to convert ABR Loans to Term Benchmark Loans or RFR Loans, as applicable, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower and each applicable Designated Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected Loans denominated in U.S. Dollars of such Lender to it to ABR Loans, and to repay all affected Loans in any Foreign Currency, either on the last day of the Interest Period, therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or if such Loans are RFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. The Borrower shall have the rights in respect of any such Lender specified in Section 11.13. 3.03 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate or the Adjusted CDOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate or the Adjusted CDOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in U.S. Dollars, (1) any Loan Notice that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be aa Loan Notice, for (x) an RFR Borrowing denominated in U.S. Dollars so long as the Adjusted Daily Simple RFR for U.S. Dollar Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for U.S. Dollar Borrowings also is the subject of Section 3.03(a)(i) or (ii) above and (2) any Loan Notice that requests an RFR Borrowing shall instead be deemed to be a Loan Notice, as applicable, for an ABR Borrowing and (B) for Loans denominated in a Foreign Currency, any Loan Notice that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Loan

68 Notice that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in U.S. Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in U.S. Dollars so long as the Adjusted Daily Simple RFR for U.S. Dollar Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for U.S. Dollar Borrowings also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of (i) Yen, the Japanese Prime Rate or (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (i) Yen, the Japanese Prime Rate or (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in U.S. Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in U.S. Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of (i) Yen, the Japanese Prime Rate or (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (i) Yen, the Japanese Prime Rate or (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in U.S. Dollars (in an amount equal to the Equivalent Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately. (b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to U.S. Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan

69 Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, TIBOR Rate, AUD Rate or CDOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in U.S. Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in U.S. Dollars so long as the Adjusted Daily Simple RFR for U.S. Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for U.S. Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan

70 or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.03, (A) for Loans denominated in U.S. Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in U.S. Dollars so long as the Adjusted Daily Simple RFR for U.S. Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for U.S. Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of (i) Yen, the Japanese Prime Rate or (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (i) Yen, the Japanese Prime Rate or (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in U.S. Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in U.S. Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of (i) Yen, the Japanese Prime Rate or (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (i) Yen, the Japanese Prime Rate or (ii) Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in U.S. Dollars (in an amount equal to the Equivalent Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately. 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted AUD Rate or Adjusted CDOR Rate, as applicable); (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (a) Indemnified Taxes covered by Section 3.01 and (b) the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or (iii) impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower or the applicable Designated Borrower, as applicable, will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that any such amount or amounts shall not be duplicative of any amounts to the extent otherwise paid by the Borrower under any other provision of this Agreement. The Borrower and each applicable Designated Borrower shall have the rights specified in Section 11.13 in respect of any Lender for whose account the Borrower or such Designated Borrower makes any payment under this Section 3.04.

71 (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower or a Designated Borrower shall be conclusive absent manifest error. Such Lender shall also certify that it is generally charging such costs to similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04 after consideration of such factors as such Lender then reasonably determines to be relevant (which determination shall be made in good faith and not on an arbitrary or capricious basis). The Borrower or the applicable Designated Borrower, as applicable, shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that neither Borrower nor any Designated Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). 3.05 Compensation for Losses. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (which notice has not been revoked in accordance with the provisions of this Agreement), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.06 or (v) the failure by the Borrower or any Designated Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower and the applicable Designated Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower and/or applicable Designated Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

72 (b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (which notice has not been revoked in accordance with the provisions of this Agreement), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 3.06 or (iv) the failure by the Borrower or any Designated Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower and applicable Designated Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower and/or applicable Designated Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower or a Designated Borrower is required to pay (or will be required to pay) any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04 as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower or a Designated Borrower is required to pay (or will be required to pay) any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13. 3.07 Survival. All of the Borrower’s and each Designated Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder. 3.08 Issuing Banks. Each Issuing Bank shall be deemed to be a Lender for purposes of this Article III. ARTICLE IV. CONDITIONS PRECEDENT 4.01 Conditions of Closing. The obligation of each Lender to make its initial Loan and of each Issuing Bank to issue any Letters of Credit hereunder shall not become effective, and the Closing Date shall not occur, until the date on which each of the following conditions is satisfied: (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a

73 Responsible Officer of each of the Borrower and CWL (as applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders: (i) executed counterparts of this Agreement (which, subject to Section 11.10, may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page); (ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date; (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and CWL as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents; (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrower and CWL is duly organized, and that each of the Borrower and CWL is validly existing and, in the case of the Borrower, in good standing; (v) (a) a favorable written opinion of Latham & Watkins LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender and dated as of the Closing Date, covering such matters relating to the Borrower, this Agreement, or other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and as are customarily required in similar transactions and (b) a favorable written opinion of Simpson Thacher & Bartlett LLP, special English law counsel to the Administrative Agent, addressed to the Administrative Agent and each Lender and dated as of the Closing Date, covering such matters relating to CWL as the Administrative Agent may reasonably require and as are customarily required in similar transactions; and (vi) a certificate signed by a Responsible Officer of the Borrower (on behalf of the Borrower) certifying that the representations and warranties that are qualified by materiality are true and correct and the representations and warranties that are not qualified by materiality are true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof); and (vii) a Loan Notice in accordance with the requirements hereof; provided that such Loan Notice may be delivered by 11:00 am New York City time on the date that is two Business Days prior to the Closing Date with respect to the Borrowing of Term Benchmark Loans in U.S. Dollars on the Closing Date. (b) Any fees required to be paid to the Arrangers, the Administrative Agent and the Lenders on or before the Closing Date shall have been paid. (c) The Administrative Agent shall have received reasonably satisfactory evidence that (i) there is no Indebtedness outstanding of Subsidiaries of the Borrower (other than permitted pursuant to Section 7.04) and (ii) the Borrower has no outstanding Indebtedness of the type set forth in clause (a) of the

74 definition thereof (other than Indebtedness under this Agreement or the Notes and other than intercompany obligations). (d) The Refinancing shall have been consummated. (e) The Borrower and CWL, as applicable, shall have provided the documentation and other information to the Administrative Agent that are required by regulatory authorities under applicable “know your customer” rules and regulations, including the Patriot Act at least three Business Days prior to the Closing Date, to the extent requested at least five Business Days prior to the Closing Date. (f) At least five days prior to the Closing Date, solely to the extent the Borrower or CWL, as applicable, qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower and CWL shall deliver a Beneficial Ownership Certification. Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender and Issuing Bank that has signed this Agreement (and each such Lender’s or Issuing Bank’s Affiliates, successors and/or assigns) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender and Issuing Bank unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 4.02 Conditions to all Borrowings after the Closing Date. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, after the Closing Date is subject to the satisfaction of the following conditions precedent: (a) The representations and warranties of the Borrower and/or the applicable Designated Borrower contained in Article V (other than the representations and warranties contained in Sections 5.05(b) and 5.06(b)) or any other Loan Document that are qualified by materiality shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, and the representations and warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements delivered pursuant to Section 6.01(a). (b) No Default shall exist, or would result from, such proposed Borrowing or from the application of the proceeds thereof. (c) The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof. Each Loan Notice in respect of a Borrowing submitted by the Borrower or a Designated Borrower and each issuance, amendment, renewal or extension of a Letter of Credit after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and Section 4.02(b) and have been satisfied on and as of the date of the applicable Borrowing or issuance, amendment, renewal or extension of such Letter of Credit.

75 Notwithstanding anything in this Section 4.02 to the contrary, if the Term Commitments and/or the Revolving Commitments are increased pursuant to Section 2.12, to the extent the proceeds thereof are to be used to finance an Acquisition permitted hereunder, the only conditions precedent to the funding of such increased Term Commitments and/or Revolving Commitments shall be the conditions precedent set forth in the related amendment and in Section 2.12(e). 4.03 Conditions to Initial Borrowings by each Designated Borrower. The agreement of each Lender to make a Loan on the occasion of any Borrowing to, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit for the account of, any Designated Borrower (other than CWL) hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Designated Borrower Closing Date applicable to such Designated Borrower, of the following conditions precedent: (a) The conditions set forth in Section 4.01 shall have been satisfied prior to or concurrently with the conditions set forth in this Section 4.03 (provided that the conditions set forth in clauses (a)(iii), (iv), (v), (vi) and (vii) of Section 4.01 need only to have been satisfied as of the Closing Date) and the Borrower shall have given the Administrative Agent and to the Lenders at least 15 Business Days prior notice of such Designated Borrower Closing Date with reasonable details with respect thereto (including, without limitation, the jurisdiction of organization of such Designated Borrower). (b) The Administrative Agent shall have received a Joinder Agreement executed and delivered by the Borrower, the applicable Subsidiary and the Administrative Agent, providing for such Subsidiary to become a Designated Borrower. (c) The Administrative Agent shall have received (i) a certificate of such Designated Borrower, dated such Designated Borrower Closing Date, substantially in the form of the certificates delivered by the Borrower on the Closing Date pursuant to Section 4.01(a)(iii) and (vi), with appropriate insertions and attachments, including corporate or other applicable resolutions, other corporate or other applicable documents and certificates in respect of such Designated Borrower substantially equivalent to comparable documents delivered on the Closing Date and (ii) such other documents with respect to such Designated Borrower as the Administrative Agent or the Required Lenders shall reasonably request. (d) The Administrative Agent shall have received a legal opinion from counsel to such Designated Borrower in form and substance reasonably satisfactory to the Administrative Agent as to relevant matters covered generally in the opinions previously delivered pursuant to Section 4.01(a)(v) hereof and to such other matters as are customary for initial extensions of credit to a subsidiary borrower similar to the applicable Designated Borrower. (e) After giving effect to any actions taken as contemplated by the immediately following sentence and Section 3.01, (i) if any such Designated Borrower is not a United States person for U.S. federal income tax purposes, payments to any Lender by such Designated Borrower shall not be subject to any withholding Taxes or Other Taxes and (ii) no Lender shall have given notice to the Administrative Agent that it has determined in good faith that it would be subject in making Loans or issuing Letters of Credit to such Designated Borrower to any regulatory or legal limitation or restriction applicable thereto or any material financial disadvantage (other than as referred to in the preceding clause (i)) arising out of or attributable to the location or jurisdiction of organization of such Designated Borrower or the nature of its activities and have given notice to such effect to the Administrative Agent. The Administrative Agent shall have the right to adjust the provisions of Article II as it may reasonably determine to enable the Lenders that are able to make Loans or issue Letters of Credit to such Designated Borrower without becoming subject to any such withholding Taxes or Other Taxes, such regulatory or any legal restriction or limitation or financial disadvantage, and without causing the Borrower or any Designated Borrower to incur any such

76 disadvantages of its own (including any such disadvantage in the form of being required to indemnify Lenders for withholding payments including Taxes) to make Loans or issue Letters of Credit available to such Designated Borrower on a non-pro rata basis with Lenders that are not so able, with such adjustments to be made in a manner that, to the extent practicable, are reasonably equitable to all the Lenders. (f) The Administrative Agent and each Lender shall have received all documentation and other information reasonably requested by the Administrative Agent or such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, at least three Business Days prior to the Designated Borrower Closing Date, to the extent requested at least ten Business Days prior to the Designated Borrower Closing Date. (g) At least five days prior to the date of the initial Borrowing by such Designated Borrower, any such Designated Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Designated Borrower. ARTICLE V. REPRESENTATIONS AND WARRANTIES The Borrower, and each Designated Borrower solely as to itself, represents and warrants to the Administrative Agent and the Lenders that: 5.01 Existence, Qualification and Power. The Borrower and each Designated Borrower (a) is duly organized, validly existing and (to the extent such concept is applicable) in good standing under the Laws of the jurisdiction of its incorporation or establishment and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents. 5.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower and each Designated Borrower of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not contravene (a) the terms of any of the Borrower’s or any Designated Borrower’s Organization Documents or (b) any Law or any material contractual restriction binding on or affecting it, except, in each case referred to in clause (b), to the extent such contravention could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Designated Borrower of this Agreement or any other Loan Document other than any reports required to be filed by the Borrower with the SEC pursuant to the Exchange Act. 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower and each Designated Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower and each Designated Borrower, enforceable against the Borrower and each Designated Borrower in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors’ rights generally and to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. 5.05 Financial Statements; No Material Adverse Effect; Beneficial Ownership.

77 (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. (b) Since December 31, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (c) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to enjoin or restrain the execution or delivery of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as disclosed in the SEC Reports as of the date hereof, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. 5.07 Taxes. As of the Closing Date the Borrower and its Subsidiaries have paid all tax liabilities, assessments and governmental charges and levies that are due and payable and that collectively are material to the Borrower and its Subsidiaries, taken as a whole, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (or in accordance with generally accepted accounting principles in effect from time to time in such Borrower’s or Subsidiary’s jurisdiction of organization or tax residence, as applicable) and except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. 5.08 ERISA Compliance. (a) To the knowledge of the Borrower, each Plan is in compliance with all material applicable provisions of ERISA, the Code and other Federal or state Laws, except where noncompliance would not result in or would not reasonably be expected to result in a Material Adverse Effect. (b) To the knowledge of the Borrower, there has been no prohibited transaction (as defined in Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect. (c) Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred; (ii) as of the last annual valuation date prior to the date of this Agreement, no Pension Plan has any Unfunded Pension Liability; and (iii) the Borrower has not received notice of the failure of the Borrower or any ERISA Affiliate to meet the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA with respect to any Pension Plan. 5.09 Margin Regulations; Investment Company Act. (a) Neither the Borrower nor any Designated Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the

78 meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. (b) Neither the Borrower nor any Designated Borrower is required to be registered as an “investment company” under the Investment Company Act of 1940. 5.10 Anti-Corruption Laws and Sanctions. (i) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (ii) in the past five years the Borrower, its Subsidiaries and their respective directors, officers and employees, and to the knowledge of the Borrower, its agents have not engaged in any activity or conduct that violated any applicable Anti-Corruption Laws in any material respect and are in compliance with Anti-Corruption Laws in all material respects. The Borrower, its Subsidiaries and their respective directors, officers and employees, and to the knowledge of the Borrower, its agents, are in compliance with applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent or affiliate of the Borrower or any Subsidiary, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will directly or, to the knowledge of the Borrower, indirectly violate Anti-Corruption Laws or applicable Sanctions. ARTICLE VI. AFFIRMATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than inchoate indemnity obligations) hereunder shall remain unpaid or unsatisfied, any Letter of Credit remains outstanding or any LC Disbursement shall not have been reimbursed: 6.01 Financial Statements. The Borrower shall deliver to the Administrative Agent for further distribution to the Lenders: (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP; audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or other Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception (other than as to any debt coming due in less than 12 months or projected covenant violations pursuant to Section 7.06) or any, qualification or exception as to the scope of such audit. (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and a statement of cash flows for the portion of the Borrower’s fiscal year then ended, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer, chief accounting officer or controller of the Borrower as fairly presenting in all

79 material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, it being agreed that delivery of the Borrower’s quarterly report on Form 10- Q will satisfy this requirement. 6.02 Certificates; Other Information. The Borrower shall deliver to the Administrative Agent for further distribution to the Lenders: (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief accounting officer, chief financial officer, treasurer or controller of the Borrower; (b) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary (including any Designated Borrower), or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request in connection with this Agreement; and (c) promptly after Moody’s or S&P shall have announced a change in the Index Debt Rating, or if any such rating agency shall cease to have an Index Debt Rating, written notice of such rating change or cessation. Notwithstanding the foregoing, the information required to be delivered pursuant to Section 6.01(a) or (b) shall be deemed to have been delivered on the date on which such information has been posted on the Internet at www.sec.gov or such other website previously notified by the Borrower to the Administrative Agent to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. 6.03 Notices. Promptly after the Borrower’s obtaining Actual Knowledge thereof, the Borrower shall notify the Administrative Agent for further distribution to the Lenders: (a) of the occurrence of any Default; (b) of any matter, including litigation, that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (c) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the listed beneficial owners identified in parts (c) or (d) of such certification. Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower (on behalf of the Borrower) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

80 6.04 Payment of Taxes. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets that collectively are material to the Borrower and its Subsidiaries, taken as a whole, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP (or in accordance with generally accepted accounting principles in effect from time to time in such Borrower’s or Subsidiary’s jurisdiction of organization or tax residence, as applicable) are being maintained by the Borrower or such Subsidiary. 6.05 Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Significant Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence, except in a transaction permitted by Section 7.02, and except (other than with respect to the maintenance of the existence of each Designated Borrower) that no Subsidiary shall be required to preserve, renew and maintain its corporate existence, if the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof could not be reasonably expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) take all reasonable action to maintain the United States registrations (to the extent permitted under applicable law) of all of its registered and validly issued patents, trademarks, trade names and service marks, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution, or the transactions permitted under Section 7.02. 6.06 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. 6.07 Maintenance of Insurance. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower shall (a) maintain with financially sound and reputable insurance companies insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and/or (b) retain risk through a self-insurance mechanism or by agreement with an Affiliate or externally regulated vehicle for funding loss normally provided through insurance coverage carried by companies engaged in the same or similar businesses and owning similar properties. 6.08 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. 6.09 Books and Records. The Borrower shall, and shall cause each of its Significant Subsidiaries to, maintain proper books of record and account that permit the preparation of consolidated financial statements of the Borrower materially in accordance with GAAP.

81 6.10 Use of Proceeds. The Borrower or any Designated Borrower (i) shall use the proceeds of the Term Loans (A) to effectuate the Refinancing and to pay fees and expenses in connection therewith and (B) for general corporate purposes, (ii) shall use the proceeds of the Borrowings under the Revolving Loans for working capital, capital expenditures, Acquisitions and other purposes not in contravention of any Law or of any Loan Document and (iii) shall not use the proceeds of the Borrowings, whether directly or, to the knowledge of the Borrower, indirectly, and whether immediately or ultimately, (A) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the FRB, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or permit the respective directors, officers, employees and agents of the Borrower and its Subsidiaries to use, the proceeds of the Borrowings for such purpose, (C) in any manner that would result in the violation in any material respect of any Sanctions applicable to any party hereto, or permit the respective directors, officers, employees and agents of the Borrower and its Subsidiaries to use, the proceeds of the Borrowings or Letters of Credit for such purpose or (D) in violation in any material respect of Anti-Corruption Laws or permit the respective directors, officers, employees and agents of the Borrower and its Subsidiaries to use, the proceeds of the Borrowings or Letters of Credit for such purpose. 6.11 Ownership of Designated Borrowers. The Borrower shall own, directly or indirectly, all of the capital stock of each Designated Borrower. 6.12 Inspection Rights. The Borrower shall permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and upon reasonable prior notice; provided that, unless an Event of Default has occurred and is continuing, the Administrative Agent shall not conduct more than one such inspection per calendar year. ARTICLE VII. NEGATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than inchoate indemnity obligations) hereunder shall remain unpaid or unsatisfied, any Letter of Credit remains outstanding (and not cash collateralized pursuant to Section 2.15(j)) or any LC Disbursement shall not have been reimbursed: 7.01 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur or assume any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following: (a) Liens pursuant to any Loan Document; (b) Liens existing on the Closing Date and securing Indebtedness or other obligations not in excess of $50,000,000 or otherwise listed on Schedule 7.01 hereto and any replacements, renewals or extensions thereof, provided that (i) the property covered thereby is not changed (other than additions and improvements thereto), (ii) the amount of the obligations secured or benefited thereby is not increased at the time of such replacement, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such replacement, renewal or extension, and (iii) the direct or any contingent obligor with respect thereto is not changed;

82 (c) Liens for taxes, fees, assessments or other governmental charges, levies or claims not yet due or which are not delinquent beyond any period of grace or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, supplier’s or other like Liens arising in the ordinary course of business; (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (h) Liens securing Indebtedness in respect of capital leases, synthetic lease obligations, purchase money obligations and other obligations (other than obligations in respect of Sale Lease-Back Transactions), the proceeds of which are used to acquire or construct fixed or capital assets or improvements with respect thereto or any refinancings, refundings, renewals, amendments or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, amendment or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, amendment or extension, and provided, further, that such Liens do not at any time encumber any property other than the property financed by such Indebtedness; (i) Liens existing on any real property or other specific tangible assets prior to the acquisition thereof by the Borrower or existing on any such property or asset of any Person that becomes a Subsidiary, provided that (i) such Lien is not created solely in contemplation of such acquisition or such Person becoming a Subsidiary, as the case may be; (ii) such Lien shall not apply to any other property or assets of the Borrower or any other Subsidiary; and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time of such acquisition or such Person becoming a Subsidiary, as the case may be; and any replacements, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount of the obligations secured or benefited thereby is not increased at the time of such replacement, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such replacement, renewal or extension, and (iii) the direct or any contingent obligor with respect thereto is not changed; (j) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g); (k) Liens arising by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts, other funds maintained with a creditor depository institution, or investment or securities accounts; provided that (i) such account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or the relevant Subsidiary in excess of those set forth by the regulations promulgated by the FRB, and (ii) such

83 account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution with respect to otherwise unrelated obligations of the Borrower or any such Subsidiary to such depository institution; (l) Liens arising under repurchase agreements, reverse repurchase agreements, securities lending and borrowing agreements and similar transactions; (m) Liens arising from precautionary filings in respect of operating leases; (n) (A) licenses of intellectual property granted by the Borrower or any of its Subsidiaries in the ordinary course and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Subsidiaries and (B) Liens arising from leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which (i) would not reasonably be expected to have a Material Adverse Effect and (ii) do not secure any Indebtedness; (o) any interest or title of a lessor in the property (and the proceeds, accession or products thereof) subject to any operating lease, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to true leases or leases permitted hereunder; (p) Liens to secure intercompany Indebtedness among the Borrower and its Subsidiaries or among Subsidiaries; (q) Liens solely on deposits, advances, contractual payments, including implementation allowances or escrows to or with landlords, customers or clients or in connection with insurance arrangement in the ordinary course of business; (r) Liens encumbering property or assets under construction (and proceeds or products thereof) arising from progress or partial payments by a customer of the Borrower or its Subsidiaries relating to such property or assets; (s) Liens arising in connection with any Sale Lease-Back Transaction, provided that (i) such Sale Lease-Back Transaction involves a lease for a term of not more than three years, (ii) such Sale Lease- Back Transaction is between the Borrower and one of its Subsidiaries, or between any of its Subsidiaries or (iii) the Borrower or any of its Subsidiaries applies an amount equal to the net proceeds of such Sale Lease-Back Transaction within 365 days after such Sale Lease-Back Transaction to any of (or a combination of) (A) the prepayment or retirement of bonds, notes, debentures or similar instruments or Indebtedness of the Borrower or a Subsidiary of the Borrower that by its terms matures more than 12 months after its creation or (B) the purchase, construction, development, expansion or improvement of properties or facilities that are used in or useful to the business of the Borrower or any of its Subsidiaries; (t) Liens securing any overdraft of related liabilities arising from treasury, depository or cash management services or automated clearing house transfers of funds; (u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (v) Liens on specific items of inventory or other goods and the proceeds thereof securing obligations in respect of documentary letters of credit or bankers’ acceptances issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods; and

84 (w) additional Liens to secure Indebtedness or other obligations (including Liens arising in connection with any Sale Lease-Back Transaction not permitted by Section 7.01(s)), provided that the sum of (i) the aggregate amount of the Indebtedness and other obligations secured by such Liens permitted by this Section 7.01(w) and (ii) the aggregate amount of the Indebtedness permitted by Section 7.04(g) shall not at the time of incurrence exceed an amount equal to the greater of (i) $1,000 million and (ii) 12.5% of Consolidated Net Tangible Assets. 7.02 Fundamental Changes; Acquisitions. The Borrower and each Designated Borrower shall not: (a) merge, dissolve, liquidate or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the assets of itself and its Subsidiaries (whether now owned or hereafter acquired), to or in favor of any Person; provided, however, that, if at the time thereof and immediately after giving effect thereto no Event of Default under Section 8.01(a) or 8.01(f) shall have occurred and be continuing, (i) any Person may merge with or into or consolidate with the Borrower or a Designated Borrower, if the Borrower or a Designated Borrower is the surviving Person, (ii) the Borrower or a Designated Borrower may merge into any of its Subsidiaries for the purpose of effecting a change in its state of incorporation (if all Obligations shall have been assumed by such Subsidiary by operation of Law or through assumption documents satisfactory to the Administrative Agent), (iii) the Borrower may reincorporate in any other jurisdiction in the United States or (iv) any Designated Borrower may reincorporate in any other jurisdiction, but must in each case promptly notify the Administrative Agent thereof and such jurisdiction must be reasonably acceptable to the Administrative Agent and Lenders; or (b) make any Acquisition, unless it is non-hostile and at the time thereof and immediately after giving effect thereto no Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing. 7.03 Accounting Changes. The Borrower shall not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles. 7.04 Subsidiary Indebtedness. The Borrower shall not permit any of its Subsidiaries to create, incur or assume any Indebtedness other than: (a) Indebtedness owed to the Borrower or to a wholly owned Subsidiary of the Borrower or Indebtedness under this Agreement or the Notes; (b) Indebtedness existing on the Closing Date and not in excess of $50,000,000 or otherwise described on Schedule 7.04 hereto (the “Existing Indebtedness”), and any Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Indebtedness, provided that the principal amount of such Existing Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing; (c) Indebtedness of a Person that becomes a Subsidiary after the date of this Agreement; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and such Indebtedness does not continue in connection with any extension, renewal, refinancing or replacement thereof; (d) Guarantees of any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary;

85 (e) Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business or with respect to agreements providing for indemnification, adjustment of purchase price, earn-out payments, earnest money or similar obligations; (f) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (g) additional Indebtedness, provided that the sum of (i) the aggregate amount of the Indebtedness incurred under this Section 7.04(g) and (ii) the aggregate amount of the Indebtedness and other obligations secured by such Liens permitted by Section 7.01(w) shall not at the time of incurrence exceed an amount equal to the greater of (i) $1,000 million and (ii) 12.5% of Consolidated Net Tangible Assets; (h) Indebtedness under any Swap Contract that is not entered into for speculative purposes. 7.05 Transactions with Affiliates. The Borrower shall not enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is either (a) otherwise permitted under this Agreement, (b) upon fair and reasonable terms no less favorable to the Borrower or the relevant Affiliate than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate or (c) not material to the Borrower and its Subsidiaries taken as a whole; provided that the foregoing restriction shall not apply to (i) transactions between the Borrower and one or more Subsidiaries or between two or more Subsidiaries, (ii) indemnification arrangements and employee agreements, compensation arrangements with (including equity-based compensation and reasonable and customary fees paid to directors), benefit plans for, and reimbursement of expenses of, in each case current and former officers and directors entered into in the ordinary course of business, (iii) extraordinary retention, bonus or similar arrangements approved by the Borrower’s board of directors (or a committee thereof), (iv) advances to officers, directors and employees of the Borrower and its Subsidiaries in the ordinary course of business for travel, entertainment, relocation, commission and other ordinary business purposes and (v) severance arrangements entered into in the ordinary course of business. 7.06 Financial Covenant. The Borrower shall not permit the Leverage Ratio as of the last day of any fiscal quarter of the Borrower to exceed 3.50:1.00; provided that during a Transition Period, the maximum Leverage Ratio level may be increased, at the Borrower’s election, to 3.75:1.00 as a result of the Borrower or any of its Subsidiaries creating, assuming, incurring, guaranteeing or otherwise becoming liable in respect of any Indebtedness in connection with an Acquisition; provided that the aggregate principal amount of such Indebtedness that has been created, assumed, incurred, guaranteed, or with respect to which the Borrower or any of its Subsidiaries has otherwise become liable is greater than or equal to $1,000 million. ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES 8.01 Events of Default. Any of the following shall constitute an Event of Default: (a) Non-Payment. The Borrower or any Designated Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or (ii) within five Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

86 (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (with respect to the Borrower’s existence or the existence of any Designated Borrower to which Loans or reimbursement obligations in respect of Letters of Credit are outstanding), or Article VII; or (c) Other Defaults. The Borrower or any Designated Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the receipt by the Borrower of notice from the Administrative Agent; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Designated Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (i) if not qualified by materiality, shall be incorrect in any material respect when made or deemed made, or (ii) if qualified by materiality, shall be incorrect when made or deemed made and, in each case, remain incorrect for a period of 30 days in the case of any incorrect representation, warranty, certificate or statement of fact capable of being cured; or (e) Cross-Payment Default/Cross-Acceleration. (i) The Borrower or any Significant Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (“Specified Indebtedness”), after giving effect to any applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Guarantee, or (B) fails to observe or perform any other agreement or condition relating to any Specified Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, after giving effect to any applicable grace period, if any, specified in the agreement or instrument relating to such Specified Indebtedness, or any other event occurs, the effect of which default or other event is to cause such Specified Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Specified Indebtedness to be made, prior to its stated maturity, or such Specified Indebtedness consisting of a Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Significant Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Significant Subsidiary as a result thereof is greater than the Threshold Amount, or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Significant Subsidiary is the sole Affected Party (as so defined) and (i) the Swap Termination Value owed by the Borrower or such Significant Subsidiary as a result thereof is greater than the Threshold Amount, and (ii) the Borrower or such Significant Subsidiary shall fail to make payment thereof within the later to occur of five Business Days after the due date thereof and the expiration of any grace periods in such Swap Contract applicable to such payment obligation; or (f) Inability to Pay Debts; Insolvency Proceedings, Etc. The Borrower or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or the Borrower or any of its Significant Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, administrator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, administrator, liquidator, rehabilitator or similar officer is appointed without the

87 application or consent of the Borrower or such Significant Subsidiary and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to the Borrower or such Significant Subsidiary or to all or any material part of its property is instituted without the consent of the Borrower or such Significant Subsidiary and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or (g) Judgments. There is entered against the Borrower or any Significant Subsidiary one or more final and non-appealable judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and such judgment or order shall not be satisfied or stayed for a period of 60 consecutive days; or (h) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which, together with all other ERISA Events, if any, has resulted or would reasonably be expected to result in a Material Adverse Effect; or (i) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in any material respect; or the Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document (other than satisfaction in full), or purports to revoke, terminate or rescind any Loan Document; or (j) Change of Control. There occurs any Change of Control; or (k) Guarantee. During the existence of a Designated Borrower hereunder, the guarantee contained in Article X shall cease, for any reason (other than satisfaction in full of all the Obligations of such Designated Borrower), to be in full force and effect or the Borrower shall so assert. 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions: (a) declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and each Designated Borrower; or (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or any Designated Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender. 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after

88 the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel permitted hereunder to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including, for the avoidance of doubt, the Issuing Banks) (including fees, charges and disbursements of counsel permitted hereunder to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and reimbursement obligations in respect of Letters of Credit (including to cash collateralize outstanding Letters of Credit), ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. ARTICLE IX. ADMINISTRATIVE AGENT 9.01 Appointment and Authority. Each of the Lenders and each Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions (other than Section 9.06). 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other

89 implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution, including without limitation Electronic Signatures) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub- agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, each Issuing Bank and the Borrower. Upon receipt of any such

90 notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld) unless an Event of Default shall have occurred and be continuing, to appoint a successor, which shall be a Lender with an office in the United States, or an Affiliate of any such Lender with an office in the United States. Such successor Administrative Agent shall comply with Section 3.01(h). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 45 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and each Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document. 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agents, Documentation Agents or Senior Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Swingline Lender, an Issuing Bank or a Lender hereunder. Without limiting the foregoing, none of such Persons shall have or be deemed to have a fiduciary relationship with any Lender. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. 9.09 Certain ERISA Matters. (1) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt,

91 to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3- 101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (2) In addition, unless sub-clause (i) in the immediately preceding clause (1) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (1), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any credit document or any documents related to hereto or thereto). (3) The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary

92 capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the credit documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. 9.10 Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (1) the Loan Documents set forth the terms of a commercial lending facility, (2) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (3) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (4) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States Securities Laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date. (c)

93 (i) Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank, as applicable, that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank, as applicable, from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank, as applicable, (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as applicable, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank, as applicable, shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.10(c) shall be conclusive, absent manifest error. (ii) Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank, as applicable, that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party. (iv) Each party’s obligations under this Section 9.10(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

94 ARTICLE X. GUARANTY 10.01 Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans, and in consideration thereof, the Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by each Designated Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Designated Borrower, and the Borrower further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Article X. The guarantee contained in this Article X, subject to Section 10.05, shall remain in full force and effect until the Obligations of each Designated Borrower are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto such Designated Borrower may be free from any Obligations. The Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Article X, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Article X for such purpose. No payment or payments made by any Designated Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Designated Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations of such Designated Borrower shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower under this Article X which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations of such Designated Borrower until, subject to Section 10.05, the Obligations of such Designated Borrower are paid in full and the Commitments are terminated. 10.02 No Subrogation. Notwithstanding any payment made by the Borrower pursuant to this Article X or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender in connection with the guarantee contained in this Article X, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Designated Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations of such Designated Borrower, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from such Designated Borrower in respect of payments made by the Borrower under this Article X, until all amounts owing to the Administrative Agent and the Lenders on account of the Obligations of such Designated Borrower are paid in full and the Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Obligations of each Designated Borrower shall not have been paid in full, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Obligations of such Designated Borrower, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 10.02 shall survive the term of the guarantee contained in this Article X and the payment in full of the Obligations and the termination of the Commitments. 10.03 Amendments, etc. with respect to the Obligations of each Designated Borrower. The Borrower shall remain obligated under this Article X notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for

95 payment of or reduction in the principal amount of any of the Obligations of any Designated Borrower made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations of such Designated Borrower continued, and the Obligations of such Designated Borrower, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations of such Designated Borrower may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations of each Designated Borrower or for the guarantee contained in this Article X or any property subject thereto. 10.04 Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations of each Designated Borrower and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article X or acceptance of the guarantee contained in this Article X; the Obligations of each Designated Borrower, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article X; and all dealings between the Borrower or any Designated Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article X. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Designated Borrower with respect to the Obligations of such Designated Borrower. To the full extent permitted by law, the guarantee contained in this Article X shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Obligations of any Designated Borrower or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable Laws of repayment by any Designated Borrower of the Obligations of such Designated Borrower or the adoption of any requirement of law purporting to render any Obligations of such Designated Borrower null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by a Designated Borrower) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, (d) any change in ownership of any Designated Borrower, any merger or consolidation of any Designated Borrower into another Person or any loss of any Designated Borrower’s separate legal identity or existence, or (e) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Designated Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Designated Borrower for any Obligations of such Designated Borrower, or of the Borrower under the guarantee contained in this Article X in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Article X against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Designated Borrower or any other Person or against any collateral security or guarantee for the Obligations of such Designated Borrower or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Designated Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Designated Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any liability under this Article X and shall not impair or affect the rights and

96 remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Borrower. 10.05 Reinstatement. The guarantee contained in this Article X shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations of any Designated Borrower is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Designated Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Designated Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. 10.06 Payments. The Borrower hereby agrees that any payments in respect of the Obligations of any Designated Borrower pursuant to this Article X will be paid to the Administrative Agent without setoff or counterclaim in U.S. Dollars, at the office of the Administrative Agent specified in Section 11.02. 10.07 Independent Obligations. The obligations of the Borrower under the guarantee contained in Article X are independent of the obligations of each Designated Borrower, and a separate action or actions may be brought and prosecuted against the Borrower whether or not such Designated Borrower be joined in any such action or actions. The Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Designated Borrower or other circumstance which operates to toll any statute of limitations as to such Designated Borrower shall operate to toll the statute of limitations as to the Borrower. ARTICLE XI. MISCELLANEOUS 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Designated Borrower therefrom, shall be effective unless in writing signed by the Required Lenders, the Borrower and each Designated Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (a) waive any condition set forth in Section 4.01(a) or Section 4.03 without the written consent of each Lender; (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender); (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; (d) reduce the principal of, or the rate of interest specified herein on, any Loan or LC Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or LC Disbursement or any fee payable hereunder, without the written consent of each Lender directly

97 affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; (e) change Section 2.07 or Section 2.08 in a manner that would alter the fees required thereby without the written consent of each Lender adversely affected; (f) except as provided herein, change Section 2.10(a), Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; (g) change Section 2.13 or Section 2.14 without the consent of the Administrative Agent and each Swingline Lender; (h) change Section 2.15 without the consent of the Administrative Agent and each Issuing Bank; (i) change Section 2.16 without the consent of the Administrative Agent, each Issuing Bank and each Swingline Lender; (j) release the guaranty contained in Article X with respect to any Designated Borrower prior to termination of such Subsidiary’s designation as a Designated Borrower in accordance with Section 11.18 without the written consent of each Lender; or (k) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders (or, subject to the last sentence of this Section 11.01, the Lenders of any Class) required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; and, provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender under this Agreement without the prior written consent of the Administrative Agent, each Issuing Bank or each Swingline Lender, as the case may be, in addition to the Lenders required above. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Swingline Lender, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. Notwithstanding anything to the contrary herein, (i) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower, each Designated Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.01 if such Class of Lenders were the only Class of Lenders hereunder at such time, and (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent under this Agreement, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) the principal amount of, or interest or (except as provided herein) fees payable on, Loans or LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent. 11.02 Notices; Effectiveness; Electronic Communication.

98 (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower, any Designated Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or in the Joinder Agreement applicable thereto; provided that the Borrower and each Designated Borrower shall be notified by electronic mail of any notice sent by telecopier; and (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.02(b), shall be effective as provided in such Section 11.02(b). (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower or any Designated Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (or in the case of any Designated Borrower, the Borrower), provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Designated Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses result from the gross negligence or willful

99 misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Designated Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Change of Address, Etc. Each of the Borrower, each Designated Borrower, the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, provided that such indemnity shall not be available as to any Indemnitee (as defined in Section 11.04(b)) to the extent that such losses, costs, expenses and liabilities result from the gross negligence or willful misconduct of such Indemnitee. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. (f) Deemed Notices to Designated Borrowers. Any notice given under this Section 11.02 to the Borrower shall also be deemed notice to any Designated Borrower, and the Borrower shall be entitled to give any notice on behalf of any Designated Borrower. 11.03 No Waiver; Cumulative Remedies. No failure by any Lender, any Swingline Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of- pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and the Senior Managing Agents (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and the Senior Managing Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred

100 by the Administrative Agent, any Issuing Bank, any Arranger, any Syndication Agent, any Documentation Agent, any Senior Managing Agent, any Swingline Lender or any Lender (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent, each Issuing Bank, any Swingline Lender, the Arrangers, the Syndication Agents, the Documentation Agents and the Senior Managing Agents and one local counsel in each jurisdiction of organization of any Designated Borrower but only so long as such jurisdiction is different from the jurisdiction of organization of the Borrower or any other Designated Borrower (such jurisdiction, the “Applicable Jurisdiction”) (and, in the case of an actual or perceived conflict of interest, of one special conflicts counsel to all affected Persons taken as a whole)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Issuing Bank, each Swingline Lender, the Arrangers, the Syndication Agents, the Documentation Agents, the Senior Managing Agents and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one counsel for the Indemnitees and one local counsel for the Indemnitees in each Applicable Jurisdiction (and, in the case of an actual or perceived conflict of interest, of one special conflicts counsel to all affected Persons taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) and (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, its equity holders, affiliates or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, apply to (i) any losses, claims, damages, liabilities or related expenses to the extent they (x) result from the gross negligence, willful misconduct or bad faith of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or (y) result from a claim brought by the Borrower against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final non-appealable judgment in its favor as to such claim as determined by a court of competent jurisdiction, (ii) any settlement entered into by such Indemnitee without the written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) and (iii) any disputes solely among Indemnitees and not arising out of or in connection with any act or omission of the Borrower (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, an Arranger, an Issuing Bank or Swingline Lender hereunder). This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, penalties, liabilities and related expenses arising from any non-Tax matter. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each Issuing Bank, each Swingline Lender or any Related

101 Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), each Issuing Bank, each Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), each Issuing Bank, or each Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(e). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph shall limit the Borrower’s indemnity obligations to the extent such special, indirect, consequential or punitive damages are included in any claim asserted against such Indemnitee by a third party. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment. (e) Payments. All amounts due under this Section shall be payable not later than 30 days after demand therefor. (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. 11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby

102 (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that neither the Borrower nor any Designated Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Issuing Bank, each Swingline Lender and each Lender (and any attempted assignment or transfer by the Borrower or any Designated Borrower without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 11.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Arrangers, the Syndication Agents, the Documentation Agents, the Senior Managing Agents, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank, each Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans within any Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 for Term Loans and $5,000,000 for Revolving Loans, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, further, that in the case of an assignment described in subsection (b)(i)(B) of this Section to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; (B) the consent of the Administrative Agent, unless a Term Loan is being assigned to a Lender, an

103 Affiliate of a Lender or an Approved Fund; and (C) the consent of each Issuing Bank and each Swingline Lender (such consent not to be unreasonably withheld or delayed), unless a Term Loan is being assigned, shall be required. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required under Section 3.01. (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries. (vi) No Assignment to Natural Persons, Defaulting Lender. No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or a Defaulting Lender. (vii) No Assignment to Disqualified Lenders. No such assignment shall be made to a Disqualified Lender (provided that for the purposes of this provision, Disqualified Lenders shall only be deemed to be Disqualified Lenders if a list of Disqualified Lenders has been made available to the Administrative Agent (who shall provide such names to any requesting Lender) by the Borrower; provided, further, that the Administrative Agent shall have no liability in respect of any mistaken assignment to a Disqualified Lender unless (x) the Borrower has not consented to (or been deemed to have consented to) such assignment and (y) the Administrative Agent shall have acted with gross negligence or willful misconduct as determined in a final and nonappealable decision of a court of competent jurisdiction) and each assignee shall represent that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, with respect to payments by or on account of any obligation of the Borrower or any Designated Borrower hereunder or under any other Loan Document, and the benefits of Sections 3.04, 3.05, and 11.04 with respect to facts and circumstances, in each case, occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d). (c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each

104 Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time sell participations to any Person (other than a natural person, Defaulting Lender, the Borrower, any of the Borrower’s Affiliates or Subsidiaries or any Disqualified Lender; provided that for the purposes of this provision, Disqualified Lenders shall only be deemed to be Disqualified Lenders if a list of Disqualified Lenders has been made available to the Administrative Agent (who shall provide such names to any requesting Lender) by the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Bank and the Lenders shall continue to deal solely and directly, with such Lender in connection with such Lender’s rights and obligations under this Agreement. Notwithstanding the foregoing, so long as no Event of Default pursuant to Section 8.01(a) or Section 8.01(f) has occurred and is continuing, no participations will be permitted to be made without the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, other than to other Lenders, Affiliates of Lenders, Approved Funds, or other commercial banks or regulated financial institutions which are rated by (or whose direct or indirect parent are rated by) S&P or Moody’s. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to Section 11.06(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Loans, Letters of Credit or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or (ii) the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and any Designated Borrower, to comply with Section 3.01(e) as though it were a Lender.

105 (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, each Issuing Bank, each Swingline Lender and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or any of its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, the Administrative Agent, such Issuing Bank, such Swingline Lender or such Lender shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, promptly notify the Borrower in writing, in advance, and give the Borrower the opportunity to seek confidential treatment of the information prior to such disclosure, to the extent permitted by law and regulation), (c) in any legal, judicial, administrative proceeding or in accordance with a judicial or other governmental order, subpoena, interrogatory, discovery request, investigative demand or other legal process or as required by applicable law or regulations (in which case, the Administrative Agent, such Issuing Bank, such Swingline Lender or such Lender shall promptly notify the Borrower in writing, in advance, and give the Borrower the opportunity to seek confidential treatment of the information prior to such disclosure, to the extent permitted by law and regulation), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, or any Subsidiary and its obligations, or any credit insurance provider relating to the Borrower and its Obligations, (g) with the consent of the Borrower, (h) to rating agencies or, on a confidential basis, to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank, any Swingline Lender, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided

106 that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential or should, because of its nature, reasonably be understood to be confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, each Issuing Bank, each Swingline Lender and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state Securities Laws. 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower or any Designated Borrower against any and all of the obligations of the Borrower or any Designated Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or any Designated Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify the Borrower and, if applicable, such Designated Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, each Issuing Bank, each Swingline Lender and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower or any Designated Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 11.10 Counterparts; Integration; Effectiveness. (a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall

107 constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. (b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 11.11 Survival. All covenants, agreements, representations and warranties made by the

108 Borrower and each Designated Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount or Obligation payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 11.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay (or will be required to pay) any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender determines pursuant to Section 3.02 that it is not permitted to make Term Benchmark Loans, or if any Lender is a Defaulting Lender, or if any Lender declines to approve any waiver, amendment or modification of this Agreement or any Loan Document that requires approval of all Lenders or all affected Lenders pursuant to Section 11.01 and has been approved by the Required Lenders or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b); (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with applicable Laws and (e) in the case of any assignment resulting from a Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. 11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

109 (b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. (c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that (except, with respect to clauses (ii) and (iii) below, as expressly set forth in any other engagement agreement between the Borrower and/or any of its Affiliates, on the one hand, and the Administrative Agent, any Syndication Agent, any Documentation Agent, any Senior Managing Agent, any Lender or any Arranger, on the other hand): (i) the credit facilities provided for herein and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan

110 Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Arrangers, the Syndication Agents, the Documentation Agents and the Senior Managing Agents on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Syndication Agents, the Documentation Agents, the Senior Managing Agents, the Lenders and the Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any Syndication Agent, any Documentation Agent, any Senior Managing Agent, any Lender nor any other Arrangers have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Syndication Agents, the Documentation Agents, the Senior Managing Agents, the Lenders or the Arrangers have advised or are currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent, any Syndication Agent, any Documentation Agent, any Senior Managing Agent, any Lender nor any other Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Syndication Agents, the Documentation Agents, the Senior Managing Agents, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Syndication Agent, any Documentation Agent, any Senior Managing Agent, any Lender nor any other Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Syndication Agents, the Documentation Agents, the Senior Managing Agents, the Lenders and the other Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Syndication Agents, the Documentation Agents, the Senior Managing Agents, the Lenders and the other Arrangers with respect to any breach or alleged breach of agency or fiduciary duty. 11.17 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each Designated Borrower, which information includes the name and address of the Borrower and each Designated Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each Designated Borrower in accordance with the Patriot Act. 11.18 Termination of Joinder Agreements. Following written notice from the Borrower to the Administrative Agent that it wishes to terminate any Subsidiary’s designation as a Designated Borrower and upon payment in full of all Obligations of such Designated Borrower, any Joinder Agreement entered by such Designated Borrower with respect to this Agreement shall be deemed to have been terminated, and all guaranty obligations of the Borrower under Article X in respect of such Designated Borrower shall be terminated as of the date of the termination of such Joinder Agreement but subject to the second paragraph of Section 10.01.

111 11.19 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 11.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contract or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting

112 Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (Remainder of Page Intentionally Left Blank)

Cognizant Credit Agreement Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION By: /s/ M. Charmian Uy Name: M. Charmian Uy Title: Treasurer COGNIZANT WORLDWIDE LIMITED By: /s/ M. Charmian Uy Name: M. Charmian Uy Title: Authorized Signatory By: /s/ James Yu Name: James Yu Title: Authorized Signatory

Cognizant Credit Agreement Signature Page JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender and Lender By: /s/ Zachary Quan Name: Zachary Quan Title: Vice President DTTP number: 13/M/0268710/DTTP Jurisdiction of tax residence: US

Cognizant Credit Agreement Signature Page Bank of America, N.A., as Issuing Bank and Lender By: /s/ Gloria Lopez Name: Gloria Lopez Title: Associate, Credit Officer DTTP number: 13/B/7418/DTTP Jurisdiction of tax residence: USA

Cognizant Credit Agreement Signature Page BNP PARIBAS, as Issuing Bank and Lender By: /s/ Brendan Heneghan Name: Brendan Heneghan Title: Director By: /s/ Nicolas Doche Name: Nicholas Doche Title: Vice President DTTP number: 5/B/255139/DTTP Jurisdiction of tax residence: France

Cognizant Credit Agreement Signature Page TD Bank, N.A. as Issuing Bank and Lender By: /s/ Steve Levi Name: Steve Levi Title: Senior Vice President DTTP number: 13/T/358618/DTTP Jurisdiction of tax residence: USA

Cognizant Credit Agreement Signature Page TRUIST BANK, as Issuing Bank and Lender By: /s/ Troy Weaver Name: Troy Weaver Title: Managing Director DTTP number: 13/T/357522/DTTP Jurisdiction of tax residence: US

Cognizant Credit Agreement Signature Page Royal Bank of Canada, as Issuing Bank and Lender By: /s/ Nicholas Heslip Name: Nicholas Heslip Title: Authorized Signatory DTTP number: 3/R/70780/DTTP Jurisdiction of tax residence: Canada

Cognizant Credit Agreement Signature Page The Bank of Nova Scotia, as Lender By: /s/ Luke Copley Name: Luke Copley Title: Director DTTP number: 003/T/366714/DTTP Jurisdiction of tax residence: Canada

Cognizant Credit Agreement Signature Page STANDARD CHARTERED BANK, as Lender By: /s/ Kristopher Tracy Name: Kristopher Tracy Title: Director, Financing Solutions DTTP number: N.A. Jurisdiction of tax residence: U.K.

Cognizant Credit Agreement Signature Page U.S. Bank National Association, as Lender By: /s/ Christi K. Shaw Name: Christi K. Shaw Title: Vice President DTTP number: 13/U/62184/DTTP Jurisdiction of tax residence: USA

Cognizant Credit Agreement Signature Page PNC Bank, National Association, as Lender By: /s/ Joshua Kezele Name: Joshua Kezele Title: Vice President DTTP number: 13/P/63904/DTTP Jurisdiction of tax residence: USA

Cognizant Credit Agreement Signature Page HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: /s/ Jack Kelly Name: Jack Kelly Title: Senior Vice President #23204 DTTP number: 13/H/314375/DTTP Jurisdiction of tax residence: United States

Cognizant Credit Agreement Signature Page CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender By: /s/ Paul Arens Name: Paul Arens Title: Director By: /s/ Gordon Yip Name: Gordon Yip Title: Director DTTP number: 005/C/0222082/DTTP Jurisdiction of tax residence: France

Cognizant Credit Agreement Signature Page Citibank, N.A., as Lender By: /s/ Javier Escobar Name: Javier Escobar Title: Managing Director & Vice President DTTP number: 13/C/62301/DTTP Jurisdiction of tax residence: USA

Cognizant Credit Agreement Signature Page Societe Generale, as Lender By: /s/ Andrew Johnman Name: Andrew Johnman Title: Co-Head of Technology Banking DTTP number: 5/S/7085/DTTP Jurisdiction of tax residence: France

Cognizant Credit Agreement Signature Page THE BANK OF NEW YORK MELLON, as Lender By: /s/ Thomas J. Tarasovich, Jr. Name: Thomas J. Tarasovich, Jr. Title: Vice President DTTP number: 13/B/357401/DTTP Jurisdiction of tax residence: USA

Cognizant Credit Agreement Signature Page Banco Santander, S.A., New York Branch, as Lender By: /s/ Andres Barbosa Name: Andres Barbosa Title: Managing Director By: /s/ Rita Walz-Cuccioli Name: Rita Walz Cuccioli Title: Executive Director DTTP number: 9/S/267974/DTTP Jurisdiction of tax residence: Spain

Cognizant Credit Agreement Signature Page Bank of China, New York Branch, as Lender By: /s/ Raymond Qiao Name: Raymond Qiao Title: Executive Vice President DTTP number: 23/B/368424/DTTP Jurisdiction of tax residence: China

Cognizant Credit Agreement Signature Page THE HUNTINGTON NATIONAL BANK, as a Lender By: /s/ Phil Andresen Name: Phil Andresen Title: Vice President DTTP number: 13/H/216377/DTTP Jurisdiction of tax residence: U.S.A.

Cognizant Credit Agreement Signature Page Citizens Bank, N.A., as Lender By: /s/ Michael DeVivo Name: Michael DeVivo Title: Vice President DTTP number: 13/C/356159/DTTP Jurisdiction of tax residence: USA

Cognizant Credit Agreement Signature Page MUFG Bank, Ltd., as Lender By: /s/ Lillian Kim Name: Lillian Kim Title: Director DTTP number: 43/B/322072/DTTP Jurisdiction of tax residence: Japan

Cognizant Credit Agreement Signature Page KBC N.V., NEW YORK BRANCH, as Lender By: /s/ Wesley Eggermont Name: Wesley Eggermont Title: Director By: /s/ Francis Payne Name: Francis Payne Title: Managing Director DTTP number: 18/K/246421/DTTP Jurisdiction of tax residence: Belgium

Cognizant Credit Agreement Signature Page SUMITOMO MTISUI BANKING CORPORATION, as Lender By: /s/ Nabeel Shah Name: Nabeel Shah Title: Director DTTP number: 43/S/274647/DTTP Jurisdiction of tax residence: Japan

Cognizant Credit Agreement Signature Page HSBC UK Bank plc, as Lender By: /s/ Adam Mahmoud Name: Adam Mahmoud Title: Relationship Director DTTP number: N.A. UK Qualifying Lender Jurisdiction of tax residence: United Kingdom